EXHIBIT 4.7

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 16, 2005, by and among Gastar Exploration Ltd., an Alberta corporation, with headquarters located at 2480 W. Campus Drive, Building C, Mt. Pleasant, Michigan 48858 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the ”1933 Act”) and by the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the securities regulatory authorities (including the Toronto Stock Exchange) of any applicable jurisdiction, or jurisdictions collectively, in Canada (collectively, “Canadian Securities Laws”);

B. The Buyers, severally, and not jointly, initially wish to purchase from the Company, and the Company initially wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement, (I) senior secured notes, substantially in the form attached as Exhibit A, in an original aggregate principal amount of $63,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, the “Initial Notes”), and (II) common shares of the Company (“Common Shares”) as determined in accordance with Section 1(e)(i) (the “Initial Shares”);

C. Subject to the terms and conditions set forth in this Agreement, during the Additional Note Issuance Period (as defined in Section 1(b)), the Company may have the option to sell, and if the Company exercises such option, Buyers may be obligated to buy, (I) additional senior secured notes, each with a maturity date that is five (5) years and one (1) day after the date of issue thereof and otherwise substantially in the form attached as Exhibit B, in an original aggregate principal amount of up to $20,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, “Additional Notes” and, collectively with the Initial Notes, the “Notes,” with the certificates representing the Notes being referred to as the “Note Certificates”), and (II) additional Common Shares as determined in accordance with Section 1(e)(ii) (the “Additional Shares,” and collectively with the Initial Shares, the “Shares,” with the certificates representing the Shares being referred to as the “Share Certificates”);

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

E. Contemporaneously with the Initial Closing (as defined in Section 1(a)), the parties hereto and the Subsidiaries (as defined in Section 3(a)) will execute and deliver a Security Agreement, substantially in the form attached as Exhibit D (the “Security Agreement”), pursuant to which the Company and its Subsidiaries will agree to provide the Buyers with security interests in substantially all of the assets of the Company and its Subsidiaries;

F. Contemporaneously with the Initial Closing, the parties hereto and each of the Subsidiaries will execute and deliver one or more Deposit Account Control Agreements, substantially in the form attached as Exhibit E (the “Account Control Agreements”), pursuant to which the Company and each of the Subsidiaries that maintain bank, brokerage or other similar accounts will agree to enable the Buyers to perfect their security interest in all of the Company’s and such Subsidiary’s right, title and interest in certain accounts and in all collateral from time to time credited to such accounts;

G. Contemporaneously with the Initial Closing, the Subsidiaries will execute and deliver a Guaranty, substantially in the form attached as Exhibit F (the “Guaranty,” and the guarantees issued thereunder being referred to herein as the “Guarantees”), pursuant to which the Subsidiaries will agree to guaranty certain obligations of the Company;

H. Contemporaneously with the Initial Closing, the Company and each of its Subsidiaries that directly owns capital stock or other equity interests of any other Subsidiary will each execute and deliver a Pledge Agreement, substantially in the form attached as Exhibit G (each, a “Pledge Agreement”), pursuant to which the Company and each such Subsidiary will agree to pledge all of the capital stock or other equity interests in the Subsidiaries that it directly owns to the Buyers as collateral for the Notes; and

I. Contemporaneously with the Initial Closing, the Buyers and the Debtors (as defined in the Security Agreement) will execute and deliver one or more Mortgages, Deeds of Trust, Assignments of Production, Security Agreements, Fixture Filings and Financing Statements, substantially in the form attached as Exhibit H (the “Mortgages”), pursuant to which the Debtors will agree to grant to the Buyers an interest in certain real and personal property, rights, titles, interests and estates described therein.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND INITIAL SHARES.

a. Purchase and Sale of Initial Notes and Initial Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall sell to each Buyer, and each Buyer severally agrees to purchase from the Company on the Initial Closing Date (as defined in Section 1(c)) (the “Initial Closing”), (i) Initial Notes in the principal amount set forth opposite such Buyer’s name on the Schedule of Buyers, which Initial Notes shall be issued to such Buyer on the Initial Closing Date, and (ii) Common Shares, which Common Shares shall be issued to such Buyer on the Initial Closing Date and on each of the dates that are six (6) months, 12 months and 18 months after the Initial Closing Date (subject to Sections 1(e)(iii), (iv), (v) and (vii)), in such numbers as shall be determined in accordance with Section 1(e)(i). The purchase price (the “Initial Purchase Price”) of the Initial Notes and the related Initial Shares shall be equal to $1.00 for each $1.00 of principal amount of the Initial Notes purchased (representing an aggregate Initial Purchase Price of $63,000,000 for the aggregate original principal amount of $63,000,000 of Initial Notes and the Initial Shares to be purchased at the Initial Closing).

b. Purchase and Sale of Additional Notes and Additional Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d), 6(b) and 7(b) below, during the period commencing on August 17, 2005 and ending on June 16, 2007 (the “Additional Note Issuance Period”), the Company may elect to sell Additional Notes and Additional Shares to the Buyers. At any time within the twenty (20) consecutive Business Days (as defined in this Section 1(b)) immediately following the Company’s timely (without giving effect to any extensions of time permitted by Rule 12b-25 under the 1934 Act (as defined in the Notes) or any similar provision of Canadian Securities Laws) filing of a quarterly report on Form 10-Q or annual report on Form 10-K, or the equivalent thereof under Canadian Securities Laws, as the case may be (a “Periodic Report”), during the Additional Note Issuance Period, the Company may, in its sole discretion, deliver via facsimile and overnight courier a written notice, executed by the principal executive officer and principal financial officer of the Company, to each Buyer electing to sell Additional Notes and Additional Shares to the Buyers (an “Additional Sale Election Notice”). The Additional Sale Election Notice shall set forth the aggregate principal amount of Additional Notes to be sold to the Buyers (the “Additional Note Issuance Amount”) on an Additional Closing Date (as defined in Section 1(d)), which shall not be less than $5,000,000; provided, however, that (A) the sum of the Additional Note Issuance Amount and the aggregate principal amount of all other Additional Notes issued and sold by the Company at any time pursuant to this Agreement shall not exceed $20,000,000 in the aggregate and (B) the Additional Note Issuance Amount shall not exceed the greatest amount, if any, that could have been added to the Net Debt Amount (as defined in the Notes) as of the end of the quarterly or annual period covered by the most recently filed Periodic Report without there being a Reserve Test Failure (as defined in the Notes) as of such date, provided that solely for purposes of determining the satisfaction of the condition set forth in this clause (B), the Required Proved and Probable PV10 Reserve Test Ratio (as defined in the Notes) for the twelve (12)-month period beginning on the

Initial Closing Date shall be 2 to 1 (the limitations on the Additional Note Issuance Amount set forth in the immediately preceding clauses (A) and (B) being collectively referred to as the “Additional Note Issuance Amount Limitations”), and if the Additional Note Issuance Amount cannot be at least $5,000,000 as a result of the Additional Note Issuance Amount Limitations, the Company may not deliver an Additional Sale Election Notice and may not issue or sell any Additional Notes on such Additional Closing Date. The Additional Sale Election Notice shall also (i) set forth (x) each Buyer’s principal amount of Additional Notes to be purchased (determined as provided in the next sentence), (y) the Additional Closing Date for the purchase and sale of Additional Notes and Additional Shares pursuant to such Additional Sale Election Notice (determined as provided in Section 1(d)), and (z) the applicable Pricing Period (as defined in Section 1(e)(iii)(A)) and (ii) certify that the Company is in compliance with the condition set forth in clause (B) of this Section 1(b) and that, as of the date of the Company’s delivery of the Additional Sale Election Notice, all of the other conditions set forth in this Section 1(b) and Section 1(d) are satisfied (unless any such condition has been waived in writing by the applicable Buyer). In the event that the Company delivers an Additional Sale Election Notice in accordance with the foregoing, subject to the conditions set forth in this Section 1(b) and Sections 1(d), 6(b) and 7(b) below, the Company shall sell to each Buyer, and each Buyer severally agrees to buy from the Company, on the applicable Additional Closing Date (an “Additional Closing”), (X) Additional Notes in a principal amount equal to the product of the Additional Note Issuance Amount, multiplied by such Buyer’s Allocation Percentage (as defined in Section 1(e)), which Additional Notes shall be issued on the Additional Closing Date, and (Y) Additional Shares, which Additional Shares shall be issued on the Additional Closing Date and on each of the dates that are six (6) months, 12 months and 18 months after the Additional Closing Date (subject to Sections 1(e)(iii) (iv), (v) and (vii)), in such numbers as shall be determined in accordance with Section 1(e)(ii). The purchase price (the “Additional Purchase Price” and, together with the Initial Purchase Price, each the “Purchase Price”) of the Additional Notes and the Additional Shares at the applicable Additional Closing shall be equal to $1.00 for each $1.00 of principal amount of the Additional Notes purchased. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York or, so long as the Company’s transfer agent is located in Canada, the City of Toronto, are authorized or required by law to remain closed.

c. The Initial Closing Date. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York City time, on the first Business Day following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later or earlier date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661-3693 or at such other time, date and place as the Company and the Buyers may collectively designate in writing.

d. Additional Closing Dates. The date and time of any Additional Closing (an “Additional Closing Date” and, together with the Initial Closing Date, each a “Closing Date”) shall be 10:00 a.m., New York City time, on the sixth (6th) Trading Day following receipt by each Buyer of an Additional Sale Election Notice, subject to the satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 1(b), 6(b) and 7(b) and the conditions set forth in this Section 1(d) or the waiver thereof in writing by such Buyer (or such later date as is mutually agreed to by the Company and the Buyers). Notwithstanding the foregoing, the Company shall not be entitled to deliver an Additional Sale Election Notice unless each of the following conditions is satisfied (or waived in writing by the applicable Buyer) as of and through the date on which the Company delivers to each Buyer the applicable Additional Sale Election Notice (the “Additional Sale Election Notice Date”), and no Buyer shall be required to purchase Additional Notes and Additional Shares unless each of the following conditions and the conditions set forth in Sections 1(b) and 7(b) are satisfied (or waived in writing by the applicable Buyer) as of and through the applicable Additional Closing Date (the “Additional Sale Election Notice Conditions”): (i) during the period beginning on the date of this Agreement and ending on and including the applicable Additional Closing Date, there shall not have occurred either (x) the public announcement of a pending, proposed or intended Change of Control (as defined in the Notes) which has not been abandoned or terminated and publicly announced as such or (y) an Event of Default (as defined in the Notes); (ii) during the forty-five (45)-day period ending on and including such Additional Closing Date, there shall not have occurred an event that with the passage of time or the giving of notice would constitute an Event of Default; (iii) at all times during the period beginning on the date of this Agreement and ending on such Additional Closing Date, the Common Shares shall be listed on the Principal Market (as defined in Section 3(s)) and the Common Shares shall not have been suspended from trading nor shall delisting or suspension by any securities exchange or market have been threatened either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iv) during the period beginning on the Initial Closing Date and ending on and including such Additional Closing Date, the Company shall have delivered the Shares on a timely basis in accordance with Section 1(e); (v) as of the Additional Sale Election Notice Date and as of such Additional Closing Date, Notes remain outstanding; (vi) there is not outstanding any Indebtedness (as defined in the Notes) of the Company or any of the Subsidiaries (as defined in Section 3(a)) that the Company or any Subsidiary is prohibited from issuing, incurring, assuming, maintaining or suffering to exist under Section 4(n) or would be prohibited from issuing, incurring, assuming, maintaining or suffering to exist under Section 4(n) if the Additional Notes proposed to be issued on the Additional Closing Date were outstanding at the time of such issuance, incurrence, assumption, maintenance or sufferance; (vii) no Permitted Subordinated Indebtedness (as defined in Section 4(n)) that is outstanding on the applicable Additional Closing Date matures or otherwise requires or permits redemption or repayment on or prior to the Maturity Date (as defined in the Notes) of the Additional Notes proposed to be issued on the applicable Additional Closing Date; and (viii) no capital stock of the Company or any Subsidiary is redeemable on or prior to the Maturity Date of the Additional Notes proposed to be issued on the applicable Additional Closing Date. Any Additional Closing shall occur on the applicable Additional Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661-3693 or at such other time, date and place as the Company and the Buyers may collectively designate in writing.

e. Issuance of Equity Shares.

(i) On the Initial Closing Date and, in accordance with the applicable Subscription Receipts (as defined in Section 1(f)), on each of the dates that are six (6) months, 12 months and 18 months after the Initial Closing Date (or, if any such anniversary does not fall on a Business Day, the next Business Day thereafter) (each such date an “Initial Delivery Date”), the Company shall issue to each Buyer that number of Initial Shares equal to the quotient of (A) the product (such product, an “Initial Share Issuance Amount”) of (I) such Buyer’s allocation percentage (as set forth opposite such Buyer’s name in the fourth column on the Schedule of Buyers (such Buyer’s “Allocation Percentage”)), multiplied by (II) CDN $4,500,000, divided by (B) the arithmetic average of the Weighted Average Price (as defined in this Section 1(e)(i)) of the Common Shares on each of the five (5) consecutive Trading Days immediately preceding such Initial Delivery Date (each such five (5) Trading Day period, being referred to as an “Initial Pricing Period”). “Weighted Average Price” means, for the Common Shares as of any date, the volume-weighted average price for the Common Shares on its Principal Market (as defined in Section 3(s)) (quoted in the currency in which trading occurs in the Principal Market) during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”) through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Shares in the over-the-counter market on the electronic bulletin board for the Common Shares during the period beginning at 9:30 a.m., New York City Time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as such over-the-counter market publicly announces is the official close of trading), as reported by Bloomberg, or, if no volume-weighted average price is reported for the Common Shares by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Shares as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for the Common Shares on such date on any of the foregoing bases, the Weighted Average Price of the Common Shares on such date shall be the fair market value as mutually determined by the Company and the Buyers that purchased at least two-thirds (2/3) of the Initial Notes. If the Principal Market is a United States securities exchange or trading market, the Weighted Average Price shall be converted into Canadian dollars using the mid-range rate for the purchase of Canadian dollars as of the close of business on the Business Day immediately preceding the date of determination, as reported in the New York edition of the Wall Street Journal. If the Company and any Buyer are unable to agree upon the fair market value of the Common Shares, then such dispute shall be resolved pursuant to Section 1(g) below. All determinations of Weighted Average Price are to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during any period during which the Weighted Average Price is being determined. “Trading Day” means any day on which the Common Shares are traded on the Principal Market; provided that

“Trading Day” shall not include any day on which the Common Shares are scheduled to trade, or actually trade on the Principal Market for less than 4.5 hours.

(ii) On an Additional Closing Date and, in accordance with the applicable Subscription Receipts, on each of the dates that are six (6) months, 12 months and 18 months after such Additional Closing Date (or, if any such date does not fall on a Business Day, the next Business Day thereafter) (each such date an “Additional Delivery Date”), the Company shall issue to each Buyer that number of Additional Shares equal to the quotient of (A) the product (such product, an “Additional Share Issuance Amount;” the Initial Share Issuance Amounts and the Additional Share Issuance Amounts being collectively referred to as the “Share Issuance Amounts”) of (I) such Buyer’s Allocation Percentage, multiplied by (II) one-fourteenth (1/14) of the Additional Note Issuance Amount relating to such Additional Closing Date, expressed in Canadian dollars assuming an exchange rate of one Canadian dollar for each U.S. dollar, divided by (B) the arithmetic average of the Weighted Average Price of the Common Shares on each of the five (5) consecutive Trading Days immediately preceding the Additional Delivery Date.

(iii) (A) In connection with a Change of Control (as defined in the Notes) or a Non-Surviving Organic Change (as defined in Section 1(e)(iii)(B)), the Company shall make a Change of Control Announcement (in accordance with, and as defined in, Section 4(w)), and contemporaneously with the making of such Change of Control Announcement, the Company shall deliver written notice thereof via facsimile and overnight courier to each Buyer, which notice shall set forth the Change of Control Price (as defined below) and the number of Shares to be issued to such Buyer (determined as set forth in this Section 1(e)(iii)), together with details regarding the calculation thereof. At any time prior to the earlier of (1) the closing or other consummation of the Change of Control or Non-Surviving Organic Change and (2) the abandonment or termination of the Change of Control or Non-Surviving Organic Change and the Public Disclosure thereof, any Buyer may require, by delivering written notice to the Company via facsimile (a “Change of Control Share Issuance Acceleration Notice”), that the Company issue to such Buyer (subject to Sections 1(e)(iv), (v) and (vii)) all of the Shares that have been purchased by, but have not yet been issued to, such Buyer (i.e., because the Company would otherwise be obligated to issue such Shares to such Buyer on Initial Delivery Dates and/or Additional Delivery Dates (as well as Deferred Delivery Dates) scheduled to occur on or after the date of such Buyer’s delivery of the Change of Control Share Issuance Acceleration Notice). Such Buyer’s delivery of a Change of Control Share Issuance Acceleration Notice shall constitute a representation by such Buyer that, upon issuance of the Shares to be issued to such Buyer on such Buyer’s Change of Control Delivery Date (as defined below) as provided below, such Buyer and its affiliates will not beneficially own, or exercise control or direction over for purposes of the Canadian Securities Laws, more than 9.99% of the outstanding Common Shares immediately after giving effect to such issuance. Immediately upon any Buyer’s delivery to the Company of a Change of Control Share Issuance Acceleration Notice (a “Change of Control Delivery Date,” and along with any other Change of Control Delivery Date and each Initial Delivery Date and Additional Delivery Date, each a “Delivery Date”), the Company shall issue and deliver to such Buyer (subject to Sections 1(e)(iv), (v) and (vii)), that number of Common Shares equal to the quotient of (X) the sum of such Buyer’s Share Issuance Amounts relating to each of the Initial Delivery Dates and Additional Delivery Dates scheduled to occur on or after the applicable Change of Control Delivery Date, divided by (Y) an amount (the “Change of Control Price”) equal to the lesser of (I) the arithmetic average of the Weighted Average Price of the Shares on each of the five (5) consecutive Trading Days immediately preceding the Change of Control Announcement (the “Change of Control Pricing Period,” and along with the Initial Pricing Period and the Additional Pricing Period, each a “Pricing Period”), and (II) the value of the aggregate consideration to be received by the holders of Common Shares for each Common Share in connection with the Change of Control or Non-Surviving Organic Change (which amount, in the event that the consideration to be received by holders of Common Shares in connection with the Change in Control or Non-Surviving Organic Change does not consist entirely of cash, shall be based on the exchange ratio and the fair market value of any securities or other property, as well as any cash, to be received by such holders), along with any Shares with respect to any Delivery Date prior to the Change of Control Delivery Date, the issuance of which to such Buyer has been deferred to a date on or after the Change of Control Delivery Date pursuant to Section 1(e)(iv). In the event that any Buyer does not deliver a Change of Control Share Issuance Acceleration Notice prior to the closing or other consummation of a Change of Control or Non-Surviving Organic Change, then simultaneously with such closing or other consummation, the Company shall pay to such Buyer, by wire transfer of immediately available funds, an amount in cash equal to the sum of (A) the sum of such Buyer’s Share Issuance Amounts relating to each of the Initial Delivery Dates and

Additional Delivery Dates scheduled to occur on or after the date of the closing or other consummation of the Change of Control or Non-Surviving Organic Change, and (B) the product of (I) the number of any Shares with respect to any Delivery Date prior to the closing or other consummation of the Change of Control or Non-Surviving Organic Change the issuance of which to such Buyer has been deferred to a date on or after the date of the closing or other consummation of the Change of Control or Non-Surviving Organic Change pursuant to Section 1(e)(iv), multiplied by (II) the arithmetic average of the Weighted Average Price of the Common Shares on each of the five (5) consecutive Trading Days immediately preceding such Delivery Date. The rights of the Buyers under this paragraph are in addition to any rights or remedies of the Buyers under this Agreement, the Notes or otherwise.

(B) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to, or in exchange for, Common Shares, is referred to herein as an “Organic Change.” A “Non-Surviving Organic Change” means (i) a sale of all or substantially all of the Company’s assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company’s Subsidiaries in the aggregate) or (ii) an Organic Change following which the Company is not the surviving entity. The provisions of this Section 1(e) shall be binding upon any entity succeeding to the Company or its assets by an Organic Change. Prior to the consummation of any Organic Change (other than a Non-Surviving Organic Change), the Company shall make appropriate provision (in form and substance satisfactory to Buyers that purchased at least two-thirds (2/3) of the aggregate principal amount of the Initial Notes) to ensure that each Buyer will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Common Shares subsequently issuable hereunder (without regard to any limitations or restrictions on issuance) such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to, or in exchange for, the number of Common Shares that such Buyer is ultimately entitled to receive (without taking into account any limitations or restrictions on the issuance) if such Buyer had owned all such Common Shares as of the date of consummation of such Organic Change.

(iv) At least 15 Business Days prior to an Initial Delivery Date (after the Initial Closing Date) or Additional Delivery Date, the Company shall deliver to each Buyer a written notice via facsimile setting forth the Delivery Date and the Trading Days that shall comprise the Pricing Period as of such Delivery Date. At least one (1) Trading Day prior to any Delivery Date (other than a Change of Control Delivery Date), each Buyer shall deliver to the Company a written notice (a “Delivery Request Notice”) setting forth the number of Common Shares requested by such Buyer to be issued to such Buyer on such Delivery Date (the “Requested Number of Shares”). Such Buyer’s delivery of a Delivery Request Notice shall constitute a representation that, upon issuance of the Requested Number of Shares to such Buyer on such Delivery Date, such Buyer and its affiliates will not beneficially own, or exercise control or direction over, for purposes of the Canadian Securities Laws, more than 9.99% of the outstanding Common Shares immediately after giving effect to such issuance. Notwithstanding anything to the contrary contained in this Agreement, no Buyer will be entitled to receive, and the Company will not issue to any Buyer on any date, any Shares in excess of that number of Common Shares that would cause such Buyer and its affiliates to beneficially own 9.99% of the Common Shares outstanding immediately after such issuance. In no event shall the Company issue to such Buyer on any Delivery Date (or any Deferred Delivery Date (as defined in Section 1(e)(v))), other than a Change of Control Delivery Date, a number of Shares in excess of the Requested Number of Shares set forth in such Buyer’s applicable Delivery Request Notice. The remaining Shares, if any, otherwise issuable to such Buyer on such Delivery Date, but for the limitations set forth in this Section 1(e)(iv), shall be issued to such Buyer in accordance with Section 1(e)(v). In the event that any Buyer does not deliver a Delivery Request Notice to the Company at least one (1) Trading Day prior to a Delivery Date (other than a Change of Control Delivery Date), the Company shall not issue any Shares to such Buyer on such Delivery Date, and such Shares shall be issued to such Buyer in accordance with Section 1(e)(v) hereof. For purposes of the foregoing, the aggregate number of Common Shares beneficially owned by a Buyer and its affiliates shall include the number of Shares to be issued pursuant to this Agreement on the applicable Delivery Date in accordance with this Section 1(e)(iv), but shall exclude all other Shares otherwise issuable to such Buyer and its affiliates pursuant to this Agreement and all other Common Shares that would be issuable upon exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company beneficially owned by such Buyer and its affiliates (including any other convertible notes or preferred stock) subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d)

of the 1934 Act. For purposes of this Agreement, in determining the number of outstanding Common Shares, a Buyer may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Periodic Report, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of Common Shares outstanding. Upon the written request of any Buyer, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such request, confirm in writing to any such Buyer the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the issuance of Shares to such Buyer and its affiliates pursuant to this Agreement, and the conversion, exercise or exchange of securities of the Company by such Buyer and its affiliates, since the date as of which such number of outstanding Common Shares was reported.

(v) In the event that Shares issuable to a Buyer on any Delivery Date, but for the limitations set forth in Section 1(e)(iv), are not issued to such Buyer on a Delivery Date, the Company shall issue to such Buyer on the fifth (5th) Trading Day after such Delivery Date and every fifth (5th) Trading Day thereafter (each a “Deferred Delivery Date”), out of the Shares that were not issued to such Buyer on such Delivery Date as a result of Section 1(e)(iv), the Requested Number of Shares set forth in a Delivery Request Notice delivered to the Company by such Buyer at least one (1) Trading Day prior to such Deferred Delivery Date, or such fewer number of Shares as would result in all of the Shares issuable to such Buyer on the applicable Delivery Date, but for the limitations set forth in Section 1(e)(iv), having been issued to such Buyer (and if such Buyer fails to so deliver a Delivery Request Notice to the Company, no Shares shall be issued to such Buyer on such Deferred Delivery Date).

(vi) In the event that at any time after a date on which the number of Shares issuable to any Buyer on any Delivery Date, but for the limitations set forth in Section 1(e)(iv), are calculated, (A) the Common Shares have been subdivided (by share split, share dividend or otherwise), the number of Shares to be issuable to such Buyer pursuant to this Section 1(e) shall be proportionately increased, and (B) the Common Shares have been combined (by reverse stock split or otherwise), the number of Shares to be issuable to such Buyer pursuant to this Section 1(e) shall be proportionately decreased.

(vii) The Company shall not be obligated to issue any Shares if the issuance of such Shares would exceed that number of Common Shares that the Company may issue (the “Exchange Cap”) without breaching the Company’s obligations under the rules or regulations of the Principal Market (as defined in Section 3(s)). Until Shareholder Approval (as defined in Section 4(k)) is obtained, no Buyer shall be issued Shares in an amount greater than the result of (A) the product of (1) the Exchange Cap, multiplied by (2) such Buyer’s Allocation Percentage, minus (B) the aggregate number of Shares already issued to such Buyer pursuant to this Agreement. In the event that on any Delivery Date or Deferred Delivery Date, the Company is prohibited from issuing any Shares as a result of the operation of this Section 1(e)(vii), the Company shall pay to such Buyer by wire transfer of immediately available U.S. funds on such Delivery Date or Deferred Delivery Date, as applicable, an amount in cash equal to the product of (i) the number of Shares that are not issued to such Buyer on such Delivery Date or Deferred Delivery Date, as applicable, as a result of the operation of this Section 1(e)(vii), multiplied by (ii) the arithmetic average of the Weighted Average Price of the Common Shares on each of the five (5) consecutive Trading Days immediately preceding such Delivery Date or Deferred Delivery Date, as applicable.

(viii) If the Company shall fail for any reason or for no reason to issue and deliver to any Buyer on any Delivery Date or Deferred Delivery Date, Share Certificates for the number of Shares to which such Buyer is entitled on such Delivery Date or Deferred Delivery Date (taking into account the limitations on the issuance of Shares set forth in this Agreement), then, at the Buyer’s election, the Company shall (in addition to any other remedies under this Agreement or the Notes or otherwise available to such Buyer, including any indemnification under Section 8) pay by wire transfer of immediately available U.S. funds to such Buyer, no later than five (5) Business Days after such failure, an amount equal to the result of (A) the sum of all of such Buyer’s Share Issuance Amounts relating to the Closing with respect to the Shares for which the Company has failed to deliver Share Certificates, less (B) the product of (I) the number of Shares previously issued to such Buyer with respect to such Closing, and (II) the arithmetic average of the Weighted Average Price of the Common Shares on each of the five (5) consecutive Trading Days immediately preceding such Delivery Date or Deferred Delivery Date, as applicable.

(ix) Notwithstanding anything contained herein to the contrary, the Company shall not directly or indirectly provide any Buyer with any material non-public information by any notice given or other action taken pursuant to this Section 1(e).

f. Form of Payment and Delivery of Shares. On the Initial Closing Date, (i) each Buyer shall pay the applicable Purchase Price to the Company for the Initial Notes and Initial Shares to be sold to such Buyer on such Initial Closing Date, by wire transfer of immediately available U.S. funds in accordance with the Company’s written wire instructions, less any amount withheld pursuant to Section 4(h), and (ii) the Company shall deliver to each Buyer, (x) Note Certificates (in the principal amounts as such Buyer shall request) representing such principal amount of the Notes that such Buyer is purchasing hereunder at such Initial Closing, (y) Share Certificates representing the Initial Shares to be issued to such Buyer on the Initial Closing Date, as provided in Section 1(e), and (z) subscription receipts, substantially in the form of Exhibit I (“Subscription Receipts”), representing such Buyer’s right to receive Initial Shares on the dates that are six (6) months, 12 months and 18 months after the Initial Closing Date. On each Additional Closing Date, (I) each Buyer shall pay the applicable Purchase Price to the Company for the Additional Notes and the Additional Shares to be sold to such Buyer on such Additional Closing Date, by wire transfer of immediately available U.S. funds in accordance with the Company’s written wire instructions, less any amount withheld pursuant to Section 4(h), and (II) the Company shall deliver to each Buyer (x) Note Certificates (in the principal amounts as such Buyer shall request) representing such principal amount of the Notes issuable to such Buyer at such Additional Closing, (y) Share Certificates representing the Additional Shares to be issued to such Buyer on such Additional Closing Date, as provided in Section 1(e), and (z) Subscription Receipts, representing such Buyer’s right to receive Additional Shares on the dates that are six (6) months, 12 months and 18 months after the Additional Closing Date. On each Delivery Date or Deferred Delivery Date other than the Initial Closing Date or an Additional Closing Date, the Company shall issue and deliver to each Buyer Share Certificates, registered in the name of such Buyer or its designee, representing the number of Common Shares to be issued to such Buyer on such Delivery Date or Deferred Delivery Date, as applicable, as provided in Section 1(e). Upon any Delivery Date or Deferred Delivery Date, a Buyer shall be deemed for all purposes to have become the holder of record of the Shares requested by such Buyer (as set forth in a Delivery Request Notice or a Change of Control Share Issuance Acceleration Notice, as applicable) to be issued to such Buyer pursuant to Section 1(e) on such Delivery Date or Deferred Delivery Date, as applicable (taking into account the limitations on the issuance of Shares set forth in this Agreement, including, without limitation, Section 1(e)(iv)), irrespective of the date of delivery of the Share Certificates evidencing such Shares.

g. Disputes. In the case of a dispute between the Company and any Buyer as to the determination of the Weighted Average Price or the arithmetic calculation of the number of Shares to be issued to such Buyer, the Company shall promptly issue to such Buyer the number of Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Buyer via facsimile within one (1) Business Day of the applicable Delivery Date. If such Buyer and the Company are unable to agree upon the determination of the Weighted Average Price or arithmetic calculation of the number of Shares to be issued to such Buyer within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to such Buyer, then the Company shall promptly submit via facsimile (i) the disputed determination of the Weighted Average Price to an independent, reputable investment banking firm agreed to by the Company and such Buyer or (ii) the disputed arithmetic calculation of the number of Shares to its independent, outside public accountant. The Company shall direct the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Buyer of the results no later than two (2) Business Days after the date it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent demonstrable error.

h. Fractional Shares. No fractional Common Shares are to be issued pursuant to this Section 1, but rather the number of Common Shares to be issued pursuant to this Section 1 shall be rounded up or down to the nearest whole number (with 0.5 rounded up).

i. Foreign Exchange; Interest. All payments to a Buyer under this Agreement or any of the other Transaction Documents shall be made in lawful money of the United States of America, by wire transfer of immediately available funds to such accounts as such Buyer may from time to time designate by written notice in accordance with Section 9(f) of this Agreement. All references herein and in each of the other Transaction

Documents to “dollars” or “$” shall mean the lawful money of the United States of America, unless otherwise specifically identified as “CDN $” or “Canadian dollars.” If the amount of any cash payment to be made under Section 1(e) or any other provision of any of the Transaction Documents is computed in Canadian currency, such amount shall be converted, if necessary, into U.S. dollars using the mid-range rate for the purchase of Canadian dollars at the close of business on the Business Day immediately preceding the date of determination in New York, New York as published in the New York edition of The Wall Street Journal. Any amounts payable pursuant to this Agreement that are not paid when due shall bear interest at the rate equal to the lesser of (i) 1.5% per month (equivalent to a per annum rate of 18.0%), prorated for partial months, or (ii) the highest lawful interest rate per annum.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, as of the date of this Agreement, the Initial Closing Date and each Additional Closing Date, with respect to only itself, that:

a. Investment Purpose. Such Buyer is acquiring the Notes (together with the related Guarantees) and the Shares (together with the related Subscription Receipts) purchased by such Buyer hereunder (the Notes, the Guarantees, the Shares and the Subscription Receipts being collectively referred to herein as the “Securities”) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and under applicable Canadian Securities Laws.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and from the prospectus requirements of the Canadian Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Sections 3 and 9(l) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency, Canadian federal, provincial or territorial agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws or the equivalent thereto under Canadian Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the

Company an opinion of counsel, knowledgeable as to such securities laws, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”), and other applicable state and Canadian Securities Laws; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act, any state securities laws or Canadian Securities Laws or to comply with the terms and conditions of any exemption thereunder. Such Buyer further understands that, except as provided under Canadian Securities Laws, the Securities purchased in the Initial Closing, regardless of when issued or delivered to such Buyer, may not be transferred or resold in Canada prior to the date that is four months and one day after the Initial Closing Date, and the securities purchased in any Additional Closing, regardless of when issued or delivered to such Buyer, may not be transferred or resold in Canada prior to the date that is four months and one day after the Additional Closing Date. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

g. Legends. Such Buyer understands that the Note Certificates, the Subscription Receipts and, until such time as the sale of the Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the Share Certificates, except as set forth below, shall bear a restrictive legend in substantially the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF INDEPENDENT U.S. COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or applicable state securities laws or Canadian Securities Laws, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k), or (iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144. Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (x) a registration statement effective under the 1933 Act and in compliance with the rules regarding the delivery of a current prospectus included therein, (y) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act and an exemption under applicable state securities laws or Canadian Securities Laws, or (z) a transaction pursuant to Rule 144.

In addition, the Note Certificates, the Subscription Receipts and any Share Certificates representing any Shares issued prior to the date that is four (4) months and one (1) day after the Closing Date on which such Shares were purchased (i.e., the date on which the Subscription Receipts with respect thereto were issued) shall bear the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE             , 200   [Date that is four (4) months and one (1) day after the applicable Closing Date to be inserted].

and any Share Certificates representing any Shares issued prior to the date that is four (4) months and one (1) day after the applicable Closing Date on which such Shares were purchased (i.e., the date on which the Subscription Receipts with respect thereto were issued) shall also bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES MAY NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.

provided, however, that at any time subsequent to the date that is four (4) months and one (1) day after the applicable Closing Date, any Note Certificate, Share Certificate or Subscription Receipt may be exchanged for a Note Certificate, Share Certificate or Subscription Receipt, as applicable, bearing no such legends (other than the 1933 Act Legend to the extent required as set forth above). The Company shall (in the case of a Note Certificate or Subscription Receipt), or shall cause the registrar and transfer agent for the Common Shares to (in the case of a Share Certificate), deliver the Note Certificate, Share Certificate or Subscription Receipt, as applicable, within three (3) Business Days after receipt of the legended Note Certificate, Share Certificate or Subscription Receipt, as applicable.

h. Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. The Security Agreement, the Account Control Agreements and each of the other agreements entered into and other documents executed by such Buyer in connection with the transactions contemplated hereby and thereby as of the Initial Closing or any Additional Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Initial Closing or such Additional Closing, as applicable, and will be valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

i. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

j. Prior Transactions. During the period commencing on April 1, 2005, and ending on the Trading Day immediately preceding the Initial Closing Date, such Buyer did not purchase or sell any Common Shares.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement, the Initial Closing Date and each Additional Closing Date, to each of the Buyers, that:

a. Organization and Qualification. Set forth in Schedule 3(a) is a true and correct list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company or any Subsidiary to perform its obligations under the Transaction Documents. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation (as defined in the Notes), or any financing lease having substantially the same economic effect as any of the foregoing). “Subsidiary” means any entity in which the Company, on the date of this Agreement or at any time thereafter, directly or indirectly (i) beneficially owns or otherwise holds more than 49% of the equity or similar interests, (ii) beneficially owns or otherwise holds more than 49% of the outstanding securities entitled to vote generally in the election of such entity’s directors (or the equivalent thereof), (iii) if the entity is a limited partnership, is the controlling general partner, (iv) if the entity is a limited liability company, is a controlling manager or managing member, or (v) otherwise has the ability or right to control, directly or indirectly (whether by ownership, contractual right or otherwise), the management and policies of such entity.

b. Authorization; Enforcement; Validity. Each of the Company and the applicable Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Notes, the Security Agreement, the Account Control Agreements, the Guaranty, the Mortgages, the Pledge Agreement, each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and, to the extent applicable, its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of up to $63,000,000 in principal amount of the Initial Notes and the Initial Shares to be issued at the Initial Closing and the reservation for issuance and the issuance of the Initial Shares to be issued on each of the dates that are six (6) months, 12 months and 18 months after the Initial Closing Date, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, except as contemplated by Section 4(k) and except for authorization by the Company’s Board of Directors for the issuance of in excess of $63,000,000 in principal amount of the Notes and the Additional Shares contemplated by this Agreement. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and, to the extent applicable, its Subsidiaries and constitute the valid and binding obligations of each of the Company and its Subsidiaries that is a party thereto, enforceable against such parties in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of each of the Closings, the Transaction Documents dated after the date of this Agreement and on or prior to the date of such Closing shall have been duly executed and delivered by such parties and shall constitute the valid and binding obligations of each of the Company and its Subsidiaries that is a party thereto, enforceable against such parties in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

c. Capitalization. As of the date of this Agreement, the authorized capital of the Company consists of an unlimited number of Common Shares, of which as of the date of this Agreement 123,100,316 shares are issued and outstanding, 16,934,600 shares are reserved for issuance pursuant to the Company’s share option, restricted shares and share purchase plans and 11,846,603 shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, Common Shares. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Except as disclosed in Schedule 3(c), (A) no shares in the capital of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of the capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares in capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares in the capital of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act or the equivalent thereof under Canadian Securities Laws (other than the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (F) the Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of (i) the Company’s Articles of the Corporation, as amended and as in effect on the date this representation is made (the “Articles of the Corporation”), (ii) the Company’s Bylaws, as amended and as in effect on the date this representation is made (the “Bylaws”), (iii) the organizational documents and by-laws of each of the Company’s Subsidiaries, as amended and as in effect on the date this representation is made, and (iv) the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares, outstanding on the date this representation is made. The Limited Partnership Agreement, or equivalent organizational and governing document, of First Source Gas, LP, a Delaware limited partnership (the “FSG Limited Partnership Agreement”), does not require that the partnership and other economic interests therein be certificated or otherwise represented in tangible form, or be treated as “securities” under the provisions of the Uniform Commercial Code of the State of Delaware, nor are such interests in certificated or otherwise represented in tangible form, or treated as “securities” under the provisions of the Uniform Commercial Code of the State of Delaware. The Limited Liability Company Operating Agreement, or equivalent organizational and governing document, of Bossier Basin, LLC, a Delaware limited liability company (the “BB Limited Liability Company Operating Agreement”), does not require that the membership and other economic interests therein be certificated or otherwise represented in tangible form, or be treated as “securities” under the provisions of the Uniform Commercial Code of the State of Delaware, nor are such interests in certificated or otherwise represented in tangible form, or treated as “securities” under provisions of the Uniform Commercial Code of the State of Delaware.

d. Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) free from all taxes and Liens with respect to the issuance thereof and (ii) entitled to the rights set forth in the Notes. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Assuming the accuracy of the representations and warranties of the Buyers set forth in Section 2(a), 2(b), 2(d), 2(h) and 2(i), the issuance by the Company and its Subsidiaries of the Securities is exempt from registration under the 1933 Act, applicable state securities laws and Canadian Securities Laws.

e. No Conflicts. The execution and delivery of the Transaction Documents by the Company and, if applicable, its Subsidiaries, the performance by such parties of their obligations thereunder and the consummation by such parties of the transactions contemplated thereby (including the reservation for issuance and issuance of the Shares) will not (i) result in a violation of the Articles of the Corporation or the Bylaws or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations, Canadian Securities Laws and the rules and regulations of the Principal Market (as defined in Section 3(s)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of any term of its Articles of the Corporation (or other organizational charter) or its bylaws (or partnership or operating agreement), as applicable. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under (or with the giving of notice or lapse of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the acceleration of Indebtedness or other obligation. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the filings and listings contemplated by the Registration Rights Agreement or described in Section 4(b) and Section 4(g), and the filing of instruments to perfect security interests, none of the Company and its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement. The Company and its Subsidiaries are in material compliance with any provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”), applicable to the Company or any of its Subsidiaries.

f. Securities Law Documents; Financial Statements. Since December 31, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to any applicable reporting requirements of the 1934 Act or to be filed by it pursuant to Canadian Securities Laws (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “Securities Law Documents”). A complete and accurate list of the Securities Law Documents is set forth on Schedule 3(f). The Company has made available to the Buyers or their respective representatives true and complete copies of the Securities Law Documents. Each of the Securities Law Documents was filed with the SEC or filed pursuant to Canadian Securities Laws, as applicable, within the time frames prescribed by the SEC or under Canadian Securities Laws, as applicable, for the filing of such Securities Law Documents such that each filing was timely made. As of their respective dates, the Securities Law Documents complied in all material respects with the requirements of the laws, rules and regulations applicable to the Securities Law Documents. None of the Securities Law Documents, at the time they were filed with the SEC or under Canadian Securities Laws, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the Securities Law Documents complied as to form in all material respects with applicable accounting requirements and the published securities laws, rules and regulations applicable thereto. Such consolidated financial statements have been prepared in accordance with U.S. or Canadian generally accepted accounting principles (as applicable), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Since December 31, 2003, none of the Company and its Subsidiaries, or any of their respective officers, directors or Affiliates (as defined in Section 4(j)) has made any other filing with the SEC or under Canadian Securities Laws, as applicable, or has issued any press release on behalf of the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. To the Knowledge of the Company (as defined in Section 3(h)), none of the Company, its Subsidiaries and their respective officers, directors, employees or agents has provided the Buyers with any material, nonpublic information, other than information regarding the transactions contemplated hereby or the Geostar Transaction (as defined in Section 4(d)). Except as expressly contemplated by the Transaction Documents, the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act or under Canadian Securities Laws, as applicable. The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed Annual Information Form (the “Audit Opinion”) is independent of the Company pursuant to the standards promulgated by the SEC in Rule 2-01 of Regulation S-X or set forth in Canadian Securities Laws, as applicable, and such firm was otherwise qualified to render the Audit Opinion under applicable laws. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its Securities Law Documents that has not been so disclosed.

g. Absence of Certain Changes. Except as disclosed in any Securities Law Documents that were filed with the SEC or with regulatory authorities pursuant to Canadian Securities Laws at least five (5) days prior to the date of this Agreement, since December 31, 2003, there has been no Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps, and neither the Company nor any of its Subsidiaries currently expects to take any steps to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that the creditors of the Company or any of its Subsidiaries intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any of its Subsidiaries is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby, will be Insolvent (as defined below). For purposes of this Section 3(g), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur, prior to the second anniversary of the date this representation is made, or believes that it will incur, prior to the second anniversary of the date this representation is made, debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except as disclosed in Schedule 3(g), since December 31, 2003, the Company has not declared or paid any dividends or sold any assets outside of the ordinary course of business, individually or in the aggregate, in excess of $1,000,000. Except as disclosed in Schedule 3(g), since December 31, 2003, the Company has not had any capital expenditures outside the ordinary course of its business that individually or in the aggregate are in excess of $1,000,000.

h. Absence of Litigation. Except as disclosed in any Securities Law Documents that were filed with the SEC or with regulatory authorities pursuant to Canadian Securities Laws, at least five (5) Business Days prior to the date of this Agreement, or as set forth on Schedule 3(h), (i) there is no, nor since February 1, 2004 has there been, any action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, and (ii) to the Knowledge of the Company, none of the directors or officers of the Company has been involved in securities-related litigation during the past five (5) years. None of the matters described in Schedule 3(h), regardless of their outcome, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The “Knowledge” of the Company means, unless otherwise specified, the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary.

i. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company

(or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

j. No Undisclosed Events, Liabilities or Developments. Except for the issuance of the Notes and Shares contemplated by this Agreement or as set forth on Schedule 3(j), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) Trading Day prior to the date that this representation is made.

k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has provided to the Buyers any document or materials that would constitute an offering memorandum within the meaning of Canadian Securities Laws, nor has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.

l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or the equivalent thereto under Canadian Securities Laws or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or the equivalent thereto under Canadian Securities Laws or any applicable shareholder approval provisions of the Principal Market or any other authority, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or the equivalent thereto under Canadian Securities Laws or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act or the equivalent thereto under Canadian Securities Laws or any applicable shareholder provision of the Principal Market or any other authority.

m. Dilutive Effect. The Company understands and acknowledges that the number of Shares issuable will increase in certain circumstances. The Company further acknowledges that any obligation to issue the Shares in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

n. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. Except as set forth in Schedule 3(n), no executive officer (as defined in Rule 501(f) of the 1933 Act or under applicable Canadian Securities Laws), nor any other Person (as defined in the Notes) whose termination would be required to be disclosed pursuant to Item 5.02 of Form 8-K under the 1934 Act (if the Company were required to file such reports) or under applicable Canadian Securities Laws, has notified the Company that such Person intends to leave the Company or otherwise terminate such Person’s employment with the Company. No executive officer, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. and Canadian federal, state, provincial, territorial, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

o. Intellectual Property Rights. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company’s and its Subsidiaries’ trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights has expired or terminated. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has no Knowledge of any infringement by the Company or any of its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others. There is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge being threatened against, the Company or any of its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses or trade secrets, or infringement of other intellectual property rights, except for such claims, actions or proceedings that, regardless of the outcome, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

p. Environmental Laws. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect (as defined in Section 3(s)), the Company and its Subsidiaries (after giving effect to the Geostar Transaction) (I) are in compliance with any and all Environmental Laws (as defined below), (II) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (III) are in compliance with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all U.S. and Canadian federal, state, provincial, territorial, local and foreign laws, relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

q. Personal Property. The Company and its Subsidiaries have good and valid title to all personal property owned by them (including personal property being acquired in the Geostar Transaction) that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens except such as are described in Schedule 3(q) and Permitted Liens. Except as set forth in Schedule 3(q), all such material personal property is located in the United States.

r. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for within one (1) year prior to the date this representation is made, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

s. Regulatory Permits. Except as set forth on Schedule 3(s) or as could not, individually or in the aggregate, reasonably be expected to have any of (i) a Material Adverse Effect, (ii) a Property Material Adverse Effect, or (iii) a Property Material Adverse Effect on the production, extraction, transportation or sale of oil, gas, minerals and/or other Hydrocarbons (as defined in the Mortgages) from any portion of the Real Property (as defined in Section 3(cc)) that produced oil, gas, minerals and/or other Hydrocarbons in the Company’s fiscal year most recently completed prior to the time this representation is made (“Producing Property”), the Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate U.S. and Canadian federal, state, provincial, territorial or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made (“Permits”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. Without limiting the foregoing, except as set forth on Schedule 3(s) or as could not, individually or in the aggregate, reasonably be expected to have any of (i) a Material Adverse Effect, (ii) a Property Material Adverse Effect, or (iii) a Property Material Adverse Effect on the production, extraction, transportation or sale of oil, gas, minerals and/or other Hydrocarbons (as defined in the Mortgages) from any Producing Property, the Company and its Subsidiaries possess all Permits necessary to produce, extract, transport and sell the oil, gas, minerals and/or other Hydrocarbons in that portion of Real Property that is producing oil, gas, minerals and/or other Hydrocarbons at the time this representation is made. Except as set forth in Schedule 3(s) or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, the Company and its Subsidiaries have no reason to believe that they will not be able to obtain necessary Permits as and when necessary to enable the Company to produce, extract, transport and sell the oil, gas, minerals and/or other Hydrocarbons in the Real Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in the delisting, suspension or termination of trading of the Common Shares by the Principal Market or any other securities exchange or trading market, the Company is not in violation of any of the rules, regulations or requirements of the Toronto Stock Exchange (the “Principal Market”; provided, however, that, if at any time after the date of this Agreement the Common Shares become listed on a U.S. national securities exchange, the NASDAQ National Market or the NASDAQ Small Cap Market, the “Principal Market” shall mean such U.S. national securities exchange, the NASDAQ National Market or the NASDAQ Small Cap Market, as applicable) or any other securities exchange or trading market, as applicable. The Company has no Knowledge of any facts or circumstances that would reasonably lead to delisting, suspension or termination of trading of the Common Shares by the Principal Market or any other securities exchange or trading market in the foreseeable future. Since December 31, 2003, (i) the Company’s Common Shares have been listed on the Principal Market, (ii) trading in Common Shares have not been suspended by the SEC, applicable securities regulatory authorities under Canadian Securities Laws, the Principal Market or any other securities exchange or trading market, as applicable, and (iii) the Company has received no communication, written or oral, from the SEC, applicable securities regulatory authorities under Canadian Securities Laws, the Principal Market, or any other securities exchange or trading market, as applicable, regarding the delisting, suspension, or termination of trading of the Common Shares from the Principal Market or any other securities exchange or trading market. “Property Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, with respect to any geographical areas in which the Company or its Subsidiaries have Real Property that is described in the Company’s Annual Information Form or Annual Report on Form 10-K most recently filed prior to the date the representation is made or any geographical area that will be required to be described in the next Annual Information Form or Annual Report on Form 10-K to be filed by the Company after the date this representation is made, or that otherwise is material to the Company and the Subsidiaries; provided, however, that an event, occurrence or condition shall not be deemed to have or result in a Property Material Adverse Effect if it could not (alone or together with any other events, occurrences and/or conditions) cause or result in a decrease in revenues to the Company and its Subsidiaries (taken as a whole) from production, or a diminution in the value to the Company and its Subsidiaries (taken as a whole) of, any Real Property, individually or in the aggregate, by more than $2,500,000.

t. Internal Accounting Controls; Disclosure Controls and Procedures. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains controls and procedures that are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC and/or pursuant to Canadian Securities Laws, as applicable, is recorded, processed, summarized and reported accurately within the time periods specified in the rules and forms promulgated by the SEC or under Canadian Securities Laws, as applicable.

u. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that in the judgment of the Company’s officers has, or is expected in the future to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

v. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, U.S. and Canadian federal, state, provincial and territorial income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim.

w. Transactions With Affiliates. Except as set forth in Schedule 3(w), no Related Party (as defined in Section 4(j)) of the Company or any of its Subsidiaries, nor any of their respective affiliates, is presently, or has been within the past two (2) years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries (other than for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth in Schedule 3(w), no Related Party of the Company or any of its Subsidiaries, or any of their respective affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding Common Shares of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.

x. No Application of Takeover Protections. No control share acquisition, business combination or other similar anti-takeover provision under the Articles of the Corporation, Canadian Securities Laws or any other applicable law is or could reasonably be expected to become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and the Buyers’ ownership of the Securities.

y. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company.

z. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or the Corruption of Foreign Public Officials Act (Canada); or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

aa. No Other Agreements. As of the Initial Closing Date, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

bb. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the Notes will, upon issuance in connection with the Closings, rank senior to all other Indebtedness (as defined in the Notes) of the Company or any of its Subsidiaries, and provided, however, that such payments will be no less than pari passu with Indebtedness permitted under clauses (a)(IV), (a)(V), (a)(VI) and (a)(VII) of Section 4(n)) and, by virtue of their secured position, to all trade account payables of the Company or any of its Subsidiaries. Schedule 3(bb) sets forth a summary of the outstanding trade accounts payable of the Company and its Subsidiaries as of the last day of the most recent calendar month preceding the date this representation is made (or as of a more recent specified date). Except as set forth on Schedule 3(bb), (I) neither the Company nor any of its Subsidiaries has any outstanding Indebtedness, (II) there are no Liens on any of the assets of the Company and its Subsidiaries (including the assets being acquired in the Geostar Transaction) other than Permitted Liens, and (III) there are no financing statements in connection with Liens securing obligations of any amounts filed against the Company or any of its Subsidiaries or any of their respective assets (including the assets being acquired in the Geostar Transaction).

cc. Real Property. Schedule 3(cc) contains a complete and correct list of all the real property; facilities; equipment; and oil, gas and other mineral drilling, exploration and development rights, concessions, working interests and participation interests (including all Hydrocarbon Property (as defined in the Mortgages)) (provided, however, that Schedule 3(cc) lists categories, but not each item, of equipment) that (i) are (or immediately upon consummation of the Geostar Transaction will be) leased or otherwise owned or possessed by the Company or any of its Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries has (or immediately upon consummation of the Geostar Transaction will have) entered into an option agreement, participation agreement or acquisition and drilling agreement or (iii) the Company or any of its Subsidiaries has (or immediately upon consummation of the Geostar Transaction will have) agreed (or has (or immediately upon consummation of the Geostar Transaction will have) an option) to lease or otherwise acquire or may (or immediately upon consummation of the Geostar Transaction may) be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the “Real Property”), which list identifies all of the Real Property located in the Powder River Basin in Wyoming and Montana (the “Powder River Basin Assets”) and specifies which of the Company and its Subsidiaries leases owns or possesses each of the Real Property; provided that Schedule 3(cc) contains a complete and correct list of all Real Property that is not Producing Property as of the last day of the most recent calendar month preceding the date this representation is made. For purposes of this Section 3(cc), Schedule 3(cc) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of its Subsidiaries is (or immediately upon consummation of the Geostar Transaction will be) a party or otherwise bound or affected with respect to the Real Property (the “Real Property Leases”). The Company and its Subsidiaries have (or, with respect to Real Property being acquired in the Geostar Transaction (the “Geostar Property”), immediately upon consummation thereof will have) good and defensible title in fee simple to all Real Property owned (rather than leased) by them as set forth in Schedule 3(cc) (the “Owned Real Property”), in each case free and clear of all Liens, except Permitted Liens and as otherwise described in Schedule 3(cc), and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect. The lists of Real Property and Real Property Leases included in Schedule 3(cc) do not contain any material non-public information regarding the Company or any of its Subsidiaries. Except as set forth in Schedule 3(cc), the Company or one of its Subsidiaries is (or, with respect to the Geostar Property, immediately upon consummation of the Geostar Transaction will be) the legal and equitable owner of a leasehold interest in all of the Real Property that is Producing Property, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, possesses good and defensible title thereto, free and clear of all Liens (other than Permitted Liens) and other matters affecting title to such leasehold that could impair the ability of the Company and its Subsidiaries to realize the benefits of the rights provided to any of them under the Real Property Leases. Except with respect to the Owned Real Property, the Company or one of its Subsidiaries is (or, with respect to the Geostar Property, immediately upon consummation of the Geostar Transaction will be) the legal and equitable owner of a leasehold interest in all of the Real Property that is not Producing Property and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, possesses (or, with respect to the Geostar Property, immediately upon consummation of the Geostar Transaction will possess) good and defensible title thereto, free and clear of all Liens (other than Permitted Liens) and other matters affecting title to such leasehold that could impair the ability of the Company and its Subsidiaries to realize the benefits of the rights provided to any of them under the Real Property Leases. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, (i) all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto, (ii) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of the Real Property Leases and (iii) no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of the Real Property Leases, or could adversely affect the Company’s or any of its Subsidiaries’ interest in and title to the Real Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, no Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, all of the Real Property Leases will remain in full force and effect upon, and permit, the consummation of the transactions contemplated hereby (including the granting of leasehold mortgages). Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, all properties comprising the Real Property are permitted for their present uses under applicable zoning laws, are permitted conforming structures and comply with all applicable building codes, ordinances and other similar legal requirements. Except at set forth on Schedule 3(cc), there are no pending or, to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property, or any portion or portions thereof, other than proceedings or litigation that, regardless of outcome, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect. To the Knowledge of the Company, there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property, except where such requests, applications or proceedings, or the results or consequences thereof, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, there are no restrictions applicable to the Real Property that would interfere with the Company’s or any of its Subsidiary’s making an assignment or granting of a leasehold or other mortgage to the Buyers as contemplated by the Security Documents (as defined in the Notes), including any requirement under any Real Property Leases requiring the consent of, or notice to, any lessor of any such Real Property. Except as set forth in Schedule 3(cc), all of the Real Property is located in the United States.

4. COVENANTS.

a. Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D; Blue Sky and Canadian Securities Laws Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at each of the Closings and issuance to the Buyers on each Delivery Date pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and under Canadian Securities Laws, and shall provide evidence of any such action so taken to the Buyers on or prior to each of the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each of the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the securities required under Canadian Securities Laws in accordance with such laws.

c. Reporting Status. Until the latest of (i) the date that is one (1) year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Shares issued hereunder without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and Canadian Securities Laws, (ii) the date on which no Notes remain outstanding, (iii) the date that is the last day on which any Notes or Shares may be issued hereunder, the Company shall timely file all Securities Law Documents required to be filed pursuant to applicable laws in the United States and Canada, and the Company shall not terminate its status as a “reporting issuer” under Canadian Securities Laws or as an issuer required to file Securities Law Documents under applicable laws in the United States or Canada even if such laws would otherwise permit such termination; provided, however, that the Company shall not be obligated hereby to maintain such status at any time after a Change of Control, so long as no Notes or Shares are outstanding and no Notes or Shares may be issued hereunder.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Notes and Shares first (i) to pay expenses and commissions related to the sale of the Notes and Shares, (ii) to fund the acquisition of various oil and gas reserves, working interests, leasehold interest and operating interests located in Wyoming and Texas from Geostar Corporation and its subsidiaries pursuant to the Geostar Agreements (as defined in the Notes) (the “Geostar Transaction”), and (iii) to pay the redemption price of all of the 15% Notes (as defined in the Notes) to be redeemed by the Company as required by Section 4(q), in each case as more specifically described and in the amounts indicated in Schedule 4(d). The Company will use the remainder of such proceeds to fund its oil and gas acquisition, exploration and development activities (and not for the redemption or repayment of any Indebtedness) and for general working capital.

e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) Business Days after the filing thereof, a copy of any Periodic Reports, any Current Reports and any registration statements (other than on Form S-8), amendments and supplements filed pursuant to the 1933 Act or the equivalent thereof under Canadian Securities Laws; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, except to the extent such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance; and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of Common Shares to enable the Company to satisfy its obligations under this Agreement, including its obligations to issue and deliver Shares pursuant to Section 1(e).

g. Listing. The Company shall promptly secure the listing or quotation of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each U.S. or Canadian securities exchange, automated quotation system and other trading market, if any, upon which shares of Common Shares are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Shares shall be so listed or quoted, such listing or quotation of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Shares’ listing on the Toronto Stock Exchange so long as the Toronto Stock Exchange is the Principal Market and thereafter on such other securities exchange, automated quotation system or trading market that constitutes the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Shares on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

h. Expenses. Subject to Section 9(k) below, at each Closing, the Company shall pay each of the Buyers a non-accountable reimbursement amount equal to such Buyer’s Reimbursement Allocation Percentage, as set forth opposite such Buyer’s name on the Schedule of Buyers (which for all Buyers shall total 1.0%), multiplied by the original principal amount of Notes purchased by all the Buyers at such Closing to cover due diligence, negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby. The amount payable to each Buyer pursuant to the preceding sentence at each Closing shall be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at such Closing. The Company hereby acknowledges and agrees that all expenses and fees of its counsel and of landmen and consultants engaged by the Company in connection with this Agreement and the transactions contemplated herein shall be borne solely by the Company. Each Buyer hereby acknowledges and agrees that all expenses and fees of its counsel and of landmen and consultants engaged by the Buyers in connection with this Agreement and the transactions contemplated herein shall be borne solely by such Buyers (except to the extent such expenses and fees may be covered by amounts payable to the Buyers pursuant to the first sentence of this Section 4(h)).

i. Disclosure of Transactions and Other Material Information. On or before 3:00 p.m. (New York City time) on the second (2nd) Business Day following the Initial Closing Date, the Company shall file a Current Report under Canadian Securities Laws describing the terms of the transactions contemplated by the Transaction Documents and the terms of the Geostar Transaction and, concurrently therewith, shall file as material documents under Canadian Securities Laws this Agreement (including the schedules hereto, other than the lists of Real Property and Real Property Leases included in Schedule 3(cc)), the Form of Initial Note, the Form of Additional Note, the Form of Registration Rights Agreement, the Form of Security Agreement, the Form of Guaranty, the Form of Mortgage and the Geostar Agreements, each in the form required by the Canadian Securities Laws (such filings, collectively, the “Announcing Current Report”). Prior to or contemporaneously with the filing of the Announcing Current Report, the Company shall also Publicly Disclose the consummation of the transactions contemplated by the Transaction Documents and the Geostar Agreements through a press release that is widely disseminated in the United States and Canada. Unless required by law or a rule of the Principal Market, the Company shall not make any public announcement regarding the transactions contemplated hereby prior to the Initial Closing; provided, however, that each Buyer acknowledges and agrees that neither the Company’s issuance of a press release on April 19, 2005 announcing execution of a Letter of Intent relating to the Geostar Transaction nor the Company’s issuance of a press release on June 16, 2005 regarding the negotiation of this Agreement shall be deemed a breach of the foregoing covenant. No later than 8:00 a.m. (New York City time) on the first (1st) Business Day following each Additional Sale Election Notice Date and each Additional Closing Date, the Company shall Publicly Disclose the terms of the transactions proposed or consummated in connection with such Additional Sale Election Notice Date or Additional Closing Date. From and after the filing of the Announcing Current Report, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Current Report without the express prior written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make, public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents, provided that such Buyer gives the Company at least two (2) Business Days’ notice of its intention to make such public disclosure and provides such intended disclosure to the Company. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Except as expressly required by this Section 4(i), neither the Company nor any Buyer shall issue any press releases or make any other public statements or Public Disclosure with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or make any other public statements or public disclosure with respect to such transactions as is required by applicable law and regulations. The Company shall not, and shall not permit any of its Subsidiaries or any of the Company’s or its Subsidiaries’ officers, directors or representatives to, issue any press releases or make any other public statement or public disclosure with respect to the Company, its Subsidiaries, or their respective businesses or operations at any time during any Pricing Period or any of the two (2) consecutive Trading Days immediately prior to commencement of such Pricing Period, except as required by applicable law and regulations or as provided by this Section 4(i). Each Buyer shall be consulted by the Company in connection with any press release relating to any of the transactions contemplated by the Transaction Documents prior to its release and shall be provided with a copy thereof. Upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer with a copy of the Company’s most recent Independent Reserve Report and/or most recent Reserve Update (each as defined in the Notes), subject to such Buyer’s execution of a confidentiality agreement reasonably acceptable to the Company with respect thereto; provided, however, that any such request shall constitute a waiver, with respect to any material non-public information regarding the Company and its Subsidiaries contained in such Independent Reserve Report and/or Reserve Update, of the restriction herein on the Company’s disclosure to such Buyer of material non-public information. Each Buyer agrees that it shall direct requests for information with respect to the Company or any of its Subsidiaries only to the chief executive officer, president or the chief financial officer of the Company.

j. Transactions With Affiliates. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, no Notes or Shares may be issued pursuant to this Agreement, and Registration Statements (as defined in the Registration Rights Agreement) covering all outstanding Registrable Securities (as defined in the Registration Rights Agreement) have been effective for at least four (4) consecutive months, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders, or affiliates of the Company or any of its Subsidiaries, or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a beneficial interest (each a “Related Party”), except for (A) customary employment arrangements and benefit programs, on reasonable terms that are approved by a majority of the disinterested, independent directors of the Company or a committee of the board of directors of the Company consisting entirely of disinterested, independent directors and (B) any transaction, contract or agreement that is negotiated on an arm’s length basis, is on terms and conditions that are no less favorable to the Company or such Subsidiary than those that would have been obtained on an arm’s length basis from a third party that is not a Related Party, and is approved by a majority of the disinterested, independent directors of the Company or a committee of the board of directors of the Company consisting entirely of disinterested, independent directors. For purposes hereof, any director who is also an officer of the Company or any Subsidiary shall not be a disinterested, independent director with respect to any such transaction, contract, agreement, instrument, commitment, understanding or other arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or that, directly or indirectly, (i) has a 10% equity interest in that person or entity, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person. “Control” or “controls” for purposes hereof means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

k. Shareholder Approval. In the event that the Company solicits approval by the Company’s shareholders of the Company’s issuance of all or any of the Shares, as set forth in this Agreement, in accordance with the rules and regulations of the Principal Market (such approval being referred to herein as “Shareholder Approval”), the Company shall provide to each Buyer and a counsel of its choice, for their review (and at Buyer’s expense), at least three (3) Business Days prior to filing with the SEC or applicable securities regulatory authority under Canadian Securities Laws, the proxy statement or management information circular to be provided by the Company to its shareholders in connection with soliciting Shareholder Approval, which proxy statement or management information circular, as the case may be, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

l. Corporate Existence; Real Property Leases.

(i) From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, no Notes or Shares may be issued pursuant to this Agreement and Registration Statements covering all outstanding Registrable Securities have been effective for at least four (4) consecutive months, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, any of the assets of the Subsidiaries), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including for the avoidance of doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), where (A) the surviving or successor entity in such transaction assumes the Company’s obligations hereunder, and under the agreements and instruments entered into in connection herewith, and (B) immediately before and immediately after giving effect to such transaction, no Event of Default shall have occurred.

(ii) From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding, the Company shall, and shall cause each of its Subsidiaries to, refrain from violating, breaching or defaulting under in any respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of, or would result in any reversion of rights to a Person under, or amending or modifying, any Real Property Lease to which the Company or any of its Subsidiaries is a party, except to the extent such violation, breach or default, action or inaction, amendment or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect.

m. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

n. Priority of Notes. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (a) issue, incur, assume, maintain, suffer to exist or extend the term of any Indebtedness, except for (I) Indebtedness under the Notes, (II) Indebtedness (A) the holders of which agree in writing to be subordinate to the Notes on terms and conditions acceptable to the Buyers, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the Maturity Date of any Notes then outstanding, and (C) which is not secured by any of the assets of the Company or any of its Subsidiaries (“Permitted Subordinated Indebtedness”), (III) Indebtedness solely between the Company and/or one of its U.S. or Canadian Subsidiaries on the one hand, and the Company and/or one of its U.S. or Canadian Subsidiaries on the other, provided that in each case all of the equity of any such Subsidiary (excluding directors’ qualifying shares to the extent that the issuance thereof is required by law) is directly or indirectly owned by the Company, such Subsidiary is controlled by the Company, such Subsidiary is a party to the Guaranty Agreement and the Security Agreement and the holders of the Notes have a valid, perfected first priority security interest in substantially all of the assets of such Subsidiary (other than assets located in Australia or as provided in Section 4(o)(ii) or 4(t)(vii)), (IV) surety bonds, bids, performance bonds, and similar obligations (exclusive of obligations for the payment of borrowed money) obtained by the Company and its Subsidiaries in the ordinary course of business for the purpose of satisfying federal, state, provincial and territorial and/or local legal requirements for owning and operating their oil and gas properties, (V) Capital Lease Obligations incurred in connection with acquiring equipment for the Company’s oil and gas exploration and production business in amounts not exceeding, individually, the fair market value of the equipment subject to such Capital Lease Obligations and in an amount not exceeding, in the aggregate, $2,500,000 at any one time, (VI) reimbursement obligations at any one time in respect of letters of credit or lines of credit issued by one or more financial institutions for the account of the Company or any of its Subsidiaries in connection with the Company’s establishment and maintenance of a Hedged (as defined in Section 4(r)) position with respect to, at any time, a maximum of 50% of the Company’s estimate of its oil and gas production for the succeeding 12 calendar months on a rolling 12 calendar-month basis, so long as the aggregate amount of all such letters of credit and lines of credit does not exceed $1,000,000 at any one time, (VII) reimbursement obligations in respect of letters of credit issued for the account of the Company or any of its Subsidiaries for the purpose of securing performance obligations of the Company or its Subsidiaries incurred in the ordinary course of business (and not issued in connection with the Company’s establishment and maintenance of a Hedged position) so long as the aggregate face amount of all such letters of credit does not exceed $2,500,000 at any one time; (VIII) Indebtedness under the 15% Notes (provided that the terms of such 15% Notes have not been amended or modified after their issuance dates); (IX) Indebtedness under the Convertible Debentures (as defined in the Notes) (provided that the terms of such Convertible Debentures have not been amended or modified after their issuance dates); and (X) Indebtedness under the Subordinated Notes (as defined in the Notes) (provided that the terms of such Subordinated Notes have not been amended or modified after their issuance dates); (b) issue, incur, assume, assure, maintain, suffer to exist or extend the term of any Indebtedness in a principal amount in excess of $5,000,000 where the proceeds of such Indebtedness are to be used to develop, or in connection with the development, of assets in which the holders of the Notes do not have a valid perfected, first priority security interest; (c) issue any capital stock of the Company or any Subsidiary redeemable prior to or on the Maturity Date of any

Notes then outstanding; (d) directly or indirectly, create, assume or suffer to exist any Lien, other than a Permitted Lien, on any asset now owned or hereafter acquired by the Company or any of its Subsidiaries; provided, however, that with respect to Liens, other than Permitted Liens, on Real Property (and Collateral related thereto to the extent the Liens on such related Collateral are perfected only in real property records) that is owned or leased as of the date hereof, or is hereafter acquired, by the Company or any of its Subsidiaries and does not represent a material portion of the Collateral and which Liens existed or exist at the time the Company or any of its Subsidiaries acquired or acquires such Real Property (and related Collateral, if applicable) but of which neither the Company nor any of its Subsidiaries were or are, aware at the time of consummation of such acquisition, it shall not constitute a violation of this clause (d) if such Liens are terminated and released within ten (10) Business Days after the date on which the Company or any of its Subsidiaries first becomes aware of the existence thereof, so long as such Liens were or are not created, incurred or granted by the Company or any of its Subsidiaries; (e) except as required or expressly permitted by Section 4(d) or 4(q), redeem, or otherwise repay any principal of any Indebtedness (other than Indebtedness under the Notes and Indebtedness permitted by clauses (a)(III), (a)(IV), (a)(V), (a)(VI), (a)(VII), (a)(IX) and (a)(X) of this Section 4(n)), (f) on or at any time after an Event of Default, pay any interest on any Indebtedness, (g) redeem or otherwise repay, other than entirely in consideration for non-redeemable capital stock of the Company or Permitted Subordinated Indebtedness, any Indebtedness under the Subordinated Notes or the Convertible Debentures prior to the scheduled maturity thereof or at any time at which there is a Reserve Test Failure or Event of Default or would be a Reserve Test Failure or an Event of Default after giving effect to such repayment or redemption; provided, however, that the Company may redeem or otherwise repay in cash, solely out of proceeds from the Company’s issuance after the Initial Closing Date of Permitted Subordinated Indebtedness or nonredeemable capital stock of the Company, Indebtedness under the FTD Subordinated Note (as defined in the Notes) at any time (whether at or prior to maturity of the FTD Subordinated Note) at which there is no Reserve Test Failure or Event of Default and would not be a Reserve Test Failure or Event of Default after giving effect to such redemption or repayment; or (h) accelerate the maturity, or otherwise amend or modify any of the terms, of any Indebtedness such that would materially adversely affect any of the interests of the holders of the Notes. The provisions of this Section 4(n) are in furtherance of Section 8 of the Notes, and in no way limit the other restrictions on or obligations of the Company pursuant to Section 8 of the Notes or otherwise.

o. Restriction on Loans; Investments; Subsidiary Equity. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (i) except for Permitted Investments (as defined herein) in which the holders of the Notes have a valid, perfected first priority security interest, make any loans to, or investments in, any other person or entity, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond (excluding surety and similar bonds obtained by the Company and its Subsidiaries in the ordinary course of their business to the extent permitted by clause (a)(IV) of Section 4(n)), debenture or similar instrument, entering into any letter of credit (except as permitted by clause (a)(VI) or (a)(VII) of Section 4(n)), guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other person or entity, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity (provided, however, that the Company and its U.S. and Canadian Subsidiaries may make loans to each other to the extent the incurrence of the Indebtedness represented by such loans would be permitted by Section 4(n)(a)(III) and not otherwise be prohibited by Section 4(n)), (ii) invest in, participate in, lease, purchase, obtain or otherwise acquire any real property, facilities, or oil, gas or other mineral drilling, exploration or development rights, concessions, working interests or participation interests (collectively, “Interests”), and shall not have done any of the foregoing since April 30, 2005, in which the Buyers are not provided with a valid, perfected first priority security interest in such Interests on or prior to the date that is the earliest of (A) the tenth Business Day of the subsequent calendar quarter, (B) ten (10) Business Days after the date on which the aggregate acquisition price of such investments, participations, leases, purchases or acquisitions exceeds $2,000,000 during a calendar quarter, and (C) concurrently with any investment, participation, lease, purchase or acquisition that has an acquisition price that individually exceeds $2,000,000, or (iii) issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than the Company. “Permitted Investments” means any investment in (A) direct obligations of the United States or obligations guaranteed by the United States, in each case which mature and become payable within ninety (90) days of the investment by the Company or any Subsidiary, (B) commercial paper rated at least A-1 by Standard & Poor’s Ratings Service and P-1 by Moody’s Investors Services, Inc., (C) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least

$250,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (B) above, in each case which mature and become payable within ninety (90) days of the investment by the Company or any Subsidiary, (D) repurchase agreements with respect to securities described in clause (A) above entered into with an office of a bank or trust company meeting the criteria specified in clause (C) above, provided in each case that such investment matures and becomes payable within ninety (90) days of the investment by the Company or any Subsidiary, or (E) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to the Secured Party (as defined in the Security Agreement).

p. Restriction on Purchases or Payments. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for any capital stock or establish or set any record date with respect to any of the foregoing; provided, however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock that is held solely by the Company or by a U.S. or Canadian Subsidiary, provided that all of the equity of such Subsidiary (excluding directors’ qualifying shares to the extent that the issuance thereof is required by law), is directly or indirectly owned by the Company, such Subsidiary is controlled by the Company, such Subsidiary is a party to the Guaranty Agreement and the Security Agreement, and the holders of the Notes have a valid, perfected first priority security interest in substantially all of the assets of such Subsidiary (other than assets located in Australia or as provided in Section 4(o)(ii)), or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares in the Company’s capital or any shares of the capital stock of any of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to share option or purchase agreements in effect on the date of this Agreement, or cashless exercise of options by employees under existing share options or purchase agreements, in each case as set forth on Schedule 3(c).

q. Repayment of 15% Notes. On June 20, 2005 or June 21, 2005, the Company shall repay, or cause its Subsidiaries to repay, all Indebtedness outstanding under the 15% Notes and shall terminate, or cause its Subsidiaries to terminate, all of the 15% Notes.

r. Hedging Requirement. As of each date (a “Determination Date”) that is the end of a quarterly or annual period covered by a Periodic Report filed, or required to be filed, by the Company with the SEC or under Canadian Securities Laws, as the case may be, from the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, no more than 50% of the Company’s estimate of its oil and gas production for the twelve (12)-month period commencing immediately after such Determination Date shall be protected from price fluctuations using derivatives, fixed price agreements and/or volumetric production payments (“Hedged”). Within two (2) Business Days after the filing of the Periodic Report covering the quarterly or annual period ended on such Determination Date, the Company shall deliver to each Buyer a certificate as to the Company’s compliance with the foregoing, which certificate shall not contain any material nonpublic information. The Company’s limitation on hedging against price fluctuations as set forth in this Section 4(r), the amount and nature of such Hedged position and a statement as to the Company’s compliance with this requirement shall be disclosed in the Periodic Report covering the quarterly or annual period ended on such Determination Date, as filed with the SEC or under Canadian Securities Laws, as the case may be.

s. Prohibition Against Variable Priced Securities. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, no Notes or Shares may be issued pursuant to this Agreement and Registration Statements covering all outstanding Registrable Securities have been declared effective, the Company shall not in any manner issue or sell any Options (as defined below) or Convertible Securities (as defined below) that are convertible into or exchangeable or exercisable for Common Shares at a price that varies or may vary with the market price of the Common Shares, including by way of one or more resets to a fixed price or increases in the number of Common Shares issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Shares.

For purposes of this Agreement, “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Shares and “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities. For the avoidance of doubt, this Section 4(s) shall not prohibit the issuance of Options or Convertible Securities that contain customary anti-dilution provisions.

t. Security Covenants.

(i) All Production Proceeds (as defined in the Mortgages) received by Company or any of its Subsidiaries shall initially be deposited in a Deposit Account (as defined in the Security Agreement) (the “Initial Account”). The Company shall, and shall cause its Subsidiaries to, provide that all Production Proceeds in the Initial Account not constituting (A) payment of oil or gas proceeds received on account of, or for the benefit of, any third-party owner of oil or gas interests, including royalty, rentals, overriding royalties and third party working interest payments, or (B) taxes, charges, costs and expenses that are required to be paid on account of such Production Proceeds on account of, or for the benefit of, any third-party owner of oil or gas interests (the items in clauses (A) and (B), the “Third-Party Production Proceeds”) be periodically (and in no event later than two (2) Business Days after their deposit into the Initial Account) swept pursuant to a standing sweep order into a Deposit Account of the Company or one of its Subsidiaries that does not contain Third-Party Production Proceeds or any other Production Proceeds that are subject to an ownership interest or other claim by any third-party and that is covered by an Account Control Agreement (the “Segregated Account”). Notwithstanding the foregoing, lease operating expenses, rents, overriding royalties and production, revenue, excise, gathering and other taxes required to be paid by the Company or any of its Subsidiaries on account of Production Proceeds deposited into the Initial Account on account of the Company or such Subsidiary shall not be required to be swept into the Segregated Account if such amounts are paid by the Company or such Subsidiary within two (2) Business Days after their deposit in the Initial Account.

(ii) The Company shall not, and shall not permit its Subsidiaries to, deposit funds other than Production Proceeds in the Initial Account, and the Company shall provide written notice to the holders of the Notes as to which Deposit Account is the Segregated Account.

(iii) The Company shall not change or move the Segregated Account unless an Account Control Agreement is in place with respect to the Deposit Account to which the Segregated Account is to be changed or moved.

(iv) The Company shall not, and shall not permit any of its Subsidiaries to, engage to any substantial extent in any business other than the business in which the Company and its Subsidiaries are engaged on the date of this Agreement (which, for purposes of this Section 4(t)(iv), shall be deemed to include coal mining and exploration activities in Australia) and business reasonably related thereto or in furtherance thereof.

(v) The Company shall, and shall cause its Subsidiaries to, preserve, renew and keep in full force and effect their respective material rights, privileges and franchises necessary or desirable in the normal conduct of their business, including receiving, collecting and enforcing their rights to receive payment of Production Proceeds, enforcing liens and security interests in respect thereof and protecting their interests therein.

(vi) Immediately upon creation of a Subsidiary or acquisition of an equity interest in any entity, the Company shall immediately pledge or cause to be pledged to the Buyers such equity interest (including any securities representing such interest) in accordance with the terms of the Pledge Agreement and shall cause such entity, upon its becoming a Subsidiary, to enter into the Guaranty and the Security Agreement and such other Security Documents as necessary to grant to the Buyers a valid, perfected first priority security interest in, and lien on, substantially all of the assets of such Subsidiary (other than assets located in Australia or as provided in Section 4(n)(d) or 4(o)(ii)), and comply with the terms thereof.

(vii) Within ten (10) Business Days after the Company or any of its Subsidiaries loans or invests any funds for the development of any Real Property located in the State of California or the State of

Kansas or in Canada, in either case in excess of $250,000, the Company and its Subsidiaries shall grant to Buyers a valid, perfected first priority security interest in all of the Real Property located in the State of California or the State of Kansas or in Canada, as the case may be.

u. Sale of Collateral.

(i) Neither the Company nor any of its Subsidiaries shall sell, transfer, farm-out, assign or dispose of any Real Property (and any of the Collateral used in connection with the operation of such Real Property) (a “Collateral Disposition”), except (A) in connection with the sale of the Powder River Basin Assets in accordance with Section 4(u)(ii) or (B) in a good faith, arm’s length transaction with Persons who are not Related Parties (or, if the transaction is with Geostar Corporation, the transaction satisfies the requirements of clause (B) of Section 4(j)), provided that (1) the consideration for the Collateral Disposition does not consist, in whole or in part, of any Indebtedness of the Company or any of its Subsidiaries (or the forgiveness, cancellation or termination of any such Indebtedness), (2) the net cash proceeds of the Collateral Disposition are immediately deposited into the Segregated Account, or, if any of the consideration consists of Real Property or other assets, the Buyers are provided with a valid, perfected first priority security interest therein within two (2) Business Days of the Collateral Disposition, and (3) immediately before and immediately after giving effect to the Collateral Disposition, no Reserve Test Failure, Event of Default, or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default shall exist (any such Collateral Disposition, a “Permitted Collateral Disposition”). Upon a Permitted Collateral Disposition, each of the Buyers shall, and shall cause its collateral agent (if applicable), at the Company’s sole expense, to promptly release any Lien encumbering that portion of the Real Property and any of the Collateral used in connection with the operation of such Real Property that is sold, transferred, farmed-out, assigned, or disposed of, provided that the Company and each applicable Subsidiary shall deliver to the Buyers or their collateral agent (if applicable) a written notice from the Company and each applicable Subsidiary, which notice shall contain no material non-public information, (I) requesting the release of the Liens encumbering the Real Property and Collateral sold, transferred, farmed-out, assigned or disposed of, (II) describing the proposed Real Property and Collateral sold, transferred, farmed-out, assigned or disposed of, (III) stating the purchase price or other property to be received in consideration for such sale or disposition of such Real Property and Collateral, (IV) if there is to be a substitution of Real Property or other assets for the Real Property (and any related collateral) that is subject to the Collateral Disposition, specifying the Real Property or other assets intended to be substituted therefor, (V) attaching an officer’s certificate certifying that the Permitted Collateral Disposition is in compliance with each of the requirements of clause (B) of the immediately preceding sentence and (VI) attaching the form of release requested by the Company or its applicable Subsidiary to be authorized or, if necessary, executed by the Buyers (or their collateral agent, as applicable).

(ii) The Company or any Subsidiary may, at any time during the period beginning on the Initial Closing Date and ending on the date that is one hundred and twenty (120) days after the Initial Closing Date, consummate the sale (subject to certain customary post-closing purchase price adjustments) of any or all of the Real Property comprising the Powder River Basin Assets in good faith, arm’s length transactions with Persons who are not Related Parties, provided that, at the time of such sale, the Buyers receive a valid, perfected first priority security interest in the proceeds of such sale. No later than the first (1st) Business Day following the one hundred twentieth (120th) day after the Initial Closing Date, the Company shall have provided the Buyers with a valid, perfected first priority security interest in any of the Real Property comprising the Powder River Basin Assets that is not sold in accordance with the immediately preceding sentence, along with an opinion of counsel, in form and substance reasonable acceptable to the Buyers of at least two-thirds (2/3) of the Initial Notes purchased at the Initial Closing addressing among other things, the laws of the State of Wyoming applicable to such security interest; provided, further, that if any of the Real Property comprising the Powder River Basin Assets that is not sold in accordance with the immediately preceding sentence and is located in the State of Montana (A) exceeds 4,000 acres, or (B) becomes Producing Property, the Company shall deliver to Buyers no later than two (2) Business Days after such Real Property exceeds 4,000 acres or becomes Producing Property, an opinion of counsel, reasonably acceptable to the Buyers of at least two-thirds (2/3) of the Initial Notes purchased at the Initial Closing, addressing, among other things, the laws of the State of Montana applicable to such security interest.

v. Issuance of Securities. During the period commencing on each Delivery Date and ending at 11:59 p.m. New York City time, on the date that a Registration Statement (as defined in the Registration Rights

Agreement) covering all the Registrable Securities issued with respect to such Delivery Date has been declared effective by the SEC, the Company shall not issue, or issue any Options or Convertible Securities (or take any other action) as a result of which the Company would be deemed (pursuant to this Section 4(v)) to have issued, any Common Shares at a price per Common Share that is lower than 85% of the arithmetic average of the Weighted Average Price of the Common Shares on each of the five (5) consecutive Trading Days immediately preceding such Delivery Date (such price, as proportionately adjusted for share dividends, share splits, share combinations and similar transactions, the “Pricing Period Price”), except (i) pursuant to this Agreement, (ii) pursuant to an employee benefit plan that has been approved by the Board of Directors and shareholders of the Company under which Common Shares may be issued to consultants, employees, officers and/or directors of the Company, or (iii) upon exercise or conversion of Options or Convertible Securities outstanding on such Delivery Date. For purposes of determining the price per share of any issuance or deemed issuance of Common Shares by the Company (which, for the avoidance of doubt, the Company expressly agrees shall mean, for all purposes of this Section 4(v), including for purposes of determining whether the Company has issued or sold, or shall be deemed to have issued or sold, any Common Shares for a consideration per Common Share less than a price equal to the Pricing Period Price), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Pricing Period Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section, the “lowest price per share for which one Common Share is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exchange or exercise thereof is less than the Pricing Period Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the “lowest price per share for which one Common Share is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of any such Convertible Security and upon conversion, exchange or exercise of such Convertible Security.

(iii) Change in Option Price or Rate of Conversion. If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Common Shares changes during the period commencing on a Delivery Date and ending on the date that a Registration Statement covering all Registrable Securities issued with respect to such Delivery Date has been declared effective, then such Option or Convertible Security and the Common Shares, deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

(iv) Calculation of Consideration Received. In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greater of $0.01 and the specific aggregate consideration, if any, allocated to such Options (in either case, the “Option Consideration”) and, for purposes of applying the provisions of this Section 4(v), the Option Consideration shall be allocated pro rata among all the shares of Common Shares issuable upon exercise of such Options to determine the consideration per each such share of Common Stock and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the

Company for the Options and other securities (determined as provided below with respect to each share of Common Stock represented thereby), less the sum of (1) the Black-Scholes Value (as defined in Section 4(v)(v)) of such Options and (2) the Option Consideration. If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities. If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Buyers. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Buyers. The determination of such appraiser shall be final and binding upon all parties absent demonstrable error, and the fees and expenses of such appraiser shall be borne by the Company.

(v) Black-Scholes Value. The “Black-Scholes Value” of any Options shall mean the sum of the amounts resulting from applying the Black-Scholes pricing model to each such Option, which calculation is made with the following inputs: (i) the “option striking price” being equal to the lowest exercise price possible under the terms of such Option on the date of the issuance of any Options (the “Valuation Date”), (ii) the “interest rate” being equal to the Federal Reserve US H. 15 T Note Treasury Constant Maturity 1 Year rate on the Valuation Date (as reported by Bloomberg through its “ALLX H15T” function (accessed by typing “ALLX H15T” [GO] on a Bloomberg terminal, and inserting the date of the Valuation Date and then looking at the row entitled “Treas Const Mat 1 Year” under the column entitled “Previous Value”)), or if such rate is not available then such other similar rate as mutually agreed to by the Company and the Buyers, (iii) the “time until option expiration” being the time from the Valuation Date until the expiration date of such Option, (iv) the “current stock price” being equal to the Weighted Average Price of the Common Stock on the Valuation Date, (v) the “volatility” being the 100-day historical volatility of the Common Stock as of the Valuation Date (as reported by the Bloomberg “HVT” screen), and (vi) the “dividend rate” being equal to zero. Within three (3) Business Days after the Valuation Date, the Company shall deliver to the Buyers a written calculation of its determination of the Black-Scholes value of the Options. If the Buyers and the Company are unable to agree upon the calculation of the Black-Scholes Value of the Options within five (5) Business Days of the Valuation Date, then the Company shall submit via facsimile the disputed calculation to an investment banking firm (jointly selected by the Company and the Buyers) within seven (7) Business Days of the Valuation Date. The Company shall direct such investment banking firm to perform the calculations and notify the Company and the Buyers of the results no later than ten (10) Business Days after the Valuation Date. Such investment banking firm’s calculation of the Black-Scholes Value of the Options shall be deemed conclusive absent demonstrable error. The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.

(vi) The restriction on the issuance or deemed issuance by the Company of Common Shares contemplated by the provisions of this Section 4(v) shall extend to events not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features) but which have an equivalent purpose or effect.

w. Public Disclosure of Change of Control or Organic Change. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and no Shares may be issued pursuant to this Agreement, in the event of a Change of Control or Organic Change, the Company shall no later than the Business Day that is 20 Business Days prior to the consummation of a Change of Control or an Organic Change, Publicly Disclose the principal terms of such agreement, including without limitation, the expected date on which the transaction shall be consummated (the first public announcement thereof, “Change of Control Announcement”).

x. Buyer Transactions. Each Buyer agrees that, during any Initial Pricing Period or Additional Pricing Period preceding a Delivery Date on which such Buyer is to receive Shares, such Buyer shall not purchase or sell any Common Shares.

y. Dividends and Distributions. From the date of this Agreement until no Shares may be issued pursuant to this Agreement, the Company shall not establish, set or announce any record date with respect to any dividends or other distributions (whether in cash, stock or equity securities) in respect of any capital of the Company or any split, combination or reclassification of any capital, or the issuance of any other securities in respect of, in lieu of, or in substitution for, any capital of the Company (i) during any Pricing Period, or (ii) prior to any Pricing Period with respect to a dividend, distribution, split, combination, reclassification or issuance that is to become effective after such Pricing Period.

z. No Certification of LP and LLC Interests. The Company shall not, and shall not permit any other party to, (i) amend, modify or otherwise revise the provisions of the FSG Limited Partnership Agreement or the BB Limited Liability Company Operating Agreement to require that the partnership, membership and other economic interests therein, as the case may be, be (A) certificated or otherwise represented in tangible form or (B) treated as “securities” under the provisions of the Uniform Commercial Code of the State of Delaware, or (ii) cause or allow such partnership, membership or other economic interests, as the case may be, to be (A) certificated or otherwise represented in tangible form or (B) treated as “securities” under the provisions of the Uniform Commercial Code of the State of Delaware.

aa. Drilling Title Opinions. Prior to the Company’s or any of its Subsidiaries’ drilling of any well on any of the Real Property, the Company or such Subsidiary will obtain a customary drilling title opinion with respect to such Real Property. Upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer with a copy of such drilling title opinion subject to such Buyer’s execution of a confidentiality agreement reasonably acceptable to the Company with respect thereto; provided, however, that any such request shall constitute a waiver, with respect to any material non-public information regarding the Company and its Subsidiaries contained in such drilling title opinion, of the restriction herein on the Company’s disclosure to such Buyer of material non-public information.

5. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit J (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates registered in the name of each Buyer or its respective nominee(s), for the Shares in such amounts as specified from time to time by each Buyer to the Company. Prior to registration of the Shares under the 1933 Act, all such certificates shall bear the first restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) (in the case of the Shares, prior to registration of the Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act and applicable state securities laws or Canadian Securities Laws or the Buyer provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

a. Initial Closing Date. The obligation of the Company to sell the Initial Notes and the Initial Shares to each Buyer at the Initial Closing, is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Company the Purchase Price (less the amount withheld pursuant to Section 4(h)) for the Initial Notes and the related Shares being purchased by such Buyer at the Initial Closing by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

b. Additional Closing Date. The obligation of the Company to issue and sell the Additional Notes and the Additional Shares to each Buyer at any Additional Closing is subject to the satisfaction, at or before the applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have delivered to the Company the Purchase Price (less the amount withheld pursuant to Section 4(h)) for the Additional Notes and the Additional Shares being purchased by such Buyer at such Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii) The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to such Additional Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Notes and the Initial Shares from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) Each of the Company and its Subsidiaries shall have executed each of the Transaction Documents to which it is a party (other than any Additional Notes) and delivered the same to such Buyer.

(ii) The representations and warranties of the Company herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including an update as of a date as close to the Initial Closing Date as practicable of the representations contained in Sections 3(c) and 3(bb) above.

(iii) Such Buyer shall have received (A) the opinion of Burnet, Duckworth & Palmer LLP, dated as of the Initial Closing Date, which opinion will address, among other things, laws of the Provinces of Alberta and the federal laws of Canada, including securities laws and laws relating to withholding taxes, applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit K attached hereto, (B) the opinion of Goodmans LLP, dated as of the Initial Closing Date, which opinion will address among other things, laws of the Province of Ontario, including securities laws, applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit L attached hereto, (C) the opinion of Warner Norcross & Judd LLP, dated as of the Initial Closing Date, which opinion will address, among other things, laws of the State of Michigan applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit M attached hereto, and (D) the opinion of Vinson & Elkins L.L.P., dated as of the Initial Closing Date, which opinion will address, among other things, laws of the States of Delaware, New York and Texas applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit N attached hereto.

(iv) The Company shall have executed and delivered to such Buyer Note Certificates and Share Certificates (in such denominations as such Buyer shall request) for the Initial Notes and the Initial Shares to be issued to such Buyer at the Initial Closing and Subscription Receipts for the Initial Shares to be issued to such Buyer on each of the dates that are six (6) months, 12 months and 18 months after the Initial Closing Date.

(v) The Boards of Directors of the Company and its Subsidiaries shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).

(vi) The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.

(vii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Initial Closing Date.

(viii) The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Initial Closing Date, certifying as to (A) the Resolutions, (B) the Articles of the Corporation, certified as of a date within ten (10) days of the Initial Closing Date, by the Alberta Registrar of Corporations of the Province of Alberta, and (C) the Bylaws, each as in effect at the Initial Closing, (D) the organizational documents of each subsidiary, certified as of a date within ten (10) days of the Initial Closing Date by the applicable governmental authority of the applicable jurisdiction, and (E) the by-laws, limited partnership agreement or limited liability company agreement of each Subsidiary, as the case may be.

(ix) The Company shall have made all filings under all applicable U.S. and Canadian federal, state, provincial, territorial and foreign securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

(x) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Shares outstanding as of a date within five (5) days of the Initial Closing Date.

(xi) The Company and its Subsidiaries shall have delivered and pledged to such Buyer any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Company and its Subsidiaries, in such form and substance as such Buyer may request.

(xii) The Company and its Subsidiaries shall have delivered to such Buyer Mortgages with respect to all of the Real Property other than (A) the Real Property comprising the Powder River Basin Assets, (B) the Real Property located in Australia, Canada and the States of California and Kansas, (C) Real Property acquired by the Company in May 2005 for an aggregate acquisition price of less than $250,000 and (D) Real Property acquired since May 31, 2005, for an aggregate acquisition price, together with the aggregate acquisition price of the Real Property referred to in the immediately preceding clause (C), not in excess of $2,000,000.

(xiii) The Company and its Subsidiaries shall have given, executed, delivered, filed and/or recorded any financing statements, notices, instruments, documents, agreements and other papers that may be necessary or desirable (in the reasonable judgment of such Buyer) to create, preserve, perfect or validate the security interest granted to such Buyer pursuant to the Security Agreement and to enable such Buyer to exercise and enforce its rights with respect to such security interest.

(xiv) The Company and Geostar Corporation shall have consummated the Geostar Transaction and the Company shall have provided the Buyers with a valid, perfected first priority security interest in all of the assets acquired in such transaction (save and except the interests in the Powder River Basin in the States of Wyoming and Montana).

(xv) The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

b. Additional Closing Date. The obligation of each Buyer hereunder to purchase Additional Notes and the Additional Shares from the Company at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Initial Closing shall have occurred.

(ii) The Company shall have complied with the requirements of Section 1(b) (including the Additional Note Issuance Amount Limitations) and all of the Additional Sale Notice Election Conditions set forth in Section 1(d) shall have been satisfied as of such Additional Closing Date.

(iii) The representations and warranties of the Company herein (including any exceptions thereto contained in the schedules hereto) shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), provided that such representations shall be true and correct as of such Additional Closing Date giving effect to the updates required by the last sentence of this paragraph (iii) so long as there is nothing disclosed in any such updates that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect as determined by such Buyer, in good faith, in its sole discretion, and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect (including with respect to the satisfaction of the conditions set forth in Section 7(b)(ii)) and as to such other matters as may be reasonably requested by such Buyer, including an update as of such Additional Closing Date of the representations and related schedule contained in Section 3(c) above and an update of Schedules 3(a), 3(f), 3(g), 3(h), 3(n), 3(q), 3(s), 3(w), 3(bb) and 3(cc) hereto.

(iv) Such Buyer shall have received (A) the opinion of Burnet, Duckworth & Palmer LLP (or such other law firm (or firms) as is reasonably acceptable to the Buyers being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Additional Notes on such Additional Closing Date), dated as of such Additional Closing Date, which opinion will address, among other things, laws of the Province of Alberta and the federal laws of Canada, including securities laws and laws relating to withholding taxes, applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit K attached hereto, (B) the opinion of Goodmans LLP (or such other law firm (or firms) as is reasonably acceptable to the Buyers being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Additional Notes on the Additional Closing Date), dated as of such Additional Closing Date, which opinion will address, among other things, laws of the Province of Ontario, including securities laws, applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit L attached hereto; (C) the opinion of Warner Norcross & Judd LLP (or such other law firm (or firms) as is reasonably acceptable to the Buyers being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Additional Notes on such Additional Closing Date), dated as of such Additional Closing Date, which opinion will address, among other things, laws of the State of Michigan applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit M hereto, (D) the opinion of Vinson & Elkins LLP (or such other law firm (or firms) as is reasonably acceptable to the Buyers being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Additional Notes on such Additional Closing Date), dated as of such Additional Closing Date, which opinion will address, among other things, laws of the States of Delaware, New York and Texas applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit N attached hereto, and (E) the opinion of such law firm (or firms) as is reasonably acceptable to the Buyers being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of Additional Notes on such Additional Closing Date, dated as of such Additional Closing Date, which opinion will address among other things, to the extent applicable, laws of the States of Montana and Wyoming (as well as any other jurisdictions in which the Company has properties or assets as of such Additional Closing Date) applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer.

(v) The Company shall have executed and delivered to such Buyer the Note Certificates and Share Certificates (in such denominations as such Buyer shall request) for the Additional Notes and the Additional Shares to be issued to such Buyer at such Additional Closing and Subscription Receipts for the Additional Shares to be issued to such Buyer on each of the dates that are six (6) months, 12 months and 18 months after such Additional Closing Date.

(vi) The Boards of Directors of the Company and its Subsidiaries shall have adopted, and not rescinded or otherwise amended or modified resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer with respect to the issuance at such Additional Closing Date of the Additional Notes and the related Shares being purchased by the Buyers at such Additional Closing Date (the “Additional Closing Resolutions”).

(vii) The Irrevocable Transfer Agent Instructions shall remain in effect as of such Additional Closing Date, and the Company shall have caused the Transfer Agent to deliver a letter to the Buyers to that effect.

(viii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state of incorporation or organization as of a date within ten (10) days of such Additional Closing Date.

(ix) The Company shall have delivered to such Buyer a secretary’s certificate, dated as of such Additional Closing Date, certifying as to (A) the Additional Closing Resolutions, (B) the Articles of the Corporation, certified as of a date within ten (10) days of such Additional Closing Date, by the Alberta Registrar of Corporations, (C) the Bylaws, each as in effect at such Additional Closing, (D) the organizational documents of each Subsidiary, certified as of a date within ten (10) days of such Additional Closing by the applicable governmental authority of the applicable jurisdiction, and (E) the by-laws, limited partnership agreement or limited liability company agreement of each Subsidiary, as the case may be.

(x) The Company shall have made all filings under all applicable U.S. and Canadian federal and state, provincial and territorial securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

(xi) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Shares outstanding as of a date within five (5) days of such Additional Closing Date.

(xii) The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. INDEMNIFICATION.

In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or affiliates), (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(c) and (d) of the Registration Rights Agreement, including those procedures with respect to the settlement of claims and the Company’s rights to assume the defense of claims.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Parties acknowledge that each of the Buyers has executed each of the Transaction Documents to be executed by it in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the Buyers that purchased at least two-thirds (2/3) of the aggregate principal amount of the Initial Notes on the Initial Closing Date, or if prior to the Initial Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Initial Notes. Any such amendment shall bind all holders of the Notes. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Gastar Exploration, Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Telephone:	(713) 739-1800
Facsimile:	(713) 739-0458
Attention:	Chief Executive Officer

With a copy to:

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2300

Houston, Texas 77002-6760

Telephone:	(713) 758-2222
Facsimile:	(713) 758-2346
Attention:	T. Mark Kelly

If to the Transfer Agent:

CIBC Mellon Trust Company

200 Queen Quay East, Unit 6

Toronto, Ontario M5A 4K9

Telephone:	(416) 643-5000
Facsimile:	(416) 643-5570
Attention:	VP, Client Services

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the aggregate principal of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 5(b) of the Notes) with respect to which the Company is in compliance with Section 4(l) of this Agreement and Section 5 of the Notes. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. Unless this Agreement is terminated under Section 9(k)(i), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The Company acknowledges and agrees that the provisions of Section 21 of each of the Notes shall survive the redemption, repayment or surrender of such Note.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination.

(i) In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before the third (3rd) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(k)(i), the Company shall be obligated to pay each of the Buyers (so long as such Buyer is not a breaching party) its expense and commitment allowance as set forth in Section 4(h) as if such Buyer had purchased the principal amount of Notes set forth opposite its name on the Schedule of Buyers.

(ii) In the event that an Additional Closing shall not have occurred with respect to a Buyer on or before the eighth (8th) Business Day following an Additional Sale Election Notice Date due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6(b) and 7(b) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate the obligations with respect to such Additional Closing at the close of business on such date without liability of any party to any other party with respect thereto (and without affecting any other rights or obligations under this Agreement); provided, however, that if a party’s obligations with respect to such Additional Closing are terminated pursuant to this Section 9(k)(ii), the Company shall be obligated to reimburse the nonbreaching Buyers and their affiliates for their expenses (including attorneys’ fees and expenses) associated with such Additional Closing.

l. Financial Advisor. The Company acknowledges that it has engaged Pritchard Capital Partners, L.L.C. as its financial advisor in connection with the sale of the Notes, which financial advisor may have formally engaged other agents on their behalf. The Company shall be responsible for the payment of any fees of such financial advisor and agents relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim. The Company represents and warrants to each of the Buyers that it has not retained or otherwise engaged any financial advisors (other than Pritchard Capital Partners, L.L.C.), brokers or placement agents in connection with the transactions contemplated hereby.

m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such holders have been granted at any time under any other agreement or contract and all of the rights that such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

o. Payment Set Aside. To the extent that the Company or any of its Subsidiaries makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement, the Notes or the Guaranty or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries, by a trustee, receiver or any other person under any law (including any bankruptcy law, state, provincial or territorial or U.S. or Canadian federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

p. Independent Nature of Buyers. The obligations of each Buyer hereunder and under each of the other Transaction Documents to which such Buyer is a party are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder or under any of the other Transaction Documents. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder and under each of the Transaction Documents to which it is a party. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any of the other Transaction Documents, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Notes and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

q. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

* * * * * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:		BUYERS:

GASTAR EXPLORATION LTD.		HFTP INVESTMENT L.L.C.
By: Promethean Asset Management L.L.C. Its: Investment Manager

By:
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

By:
Name:
Title:

GAIA OFFSHORE MASTER FUND, LTD.

By: Promethean Asset Management L.L.C. Its: Investment Manager

By:
Name:
Title:

LEONARDO, L.P.

By: Leonardo Capital Management, Inc. Its: General Partner

By: Angelo, Gordon & Co., L.P. Its: Director

By:
Name:
Title:

WAYLAND RECOVERY FUND, LLC

By: Wayzata Investment Partners LLC Its: Manager

By:
Name:
Title:

WAYZATA RECOVERY FUND, LLC

By: Wayzata Investment Partners LLC Its: Manager

By:
Name:
Title:

CYRUS OPPORTUNITIES FUND, L.P.

By: Cyrus Capital Partners, L.P., as Investment Manager

By: Cyrus Capital Partners GP, LLC, General Partner

By:
Name:
Title:

CYRUS OPPORTUNITIES FUND II, L.P.

By: Cyrus Capital Partners, L.P., as Investment Manager

By: Cyrus Capital Partners, GP, LLC, General Partner

By:
Name:
Title:

SCHEDULE OF BUYERS

Buyer’s Name	Buyer Address and Facsimile Number	Principal Amount of Initial Notes	Allocation Percentage	Reimbursement Allocation Percentage	Investor’s Legal Representative’s Address and Facsimile Number
HFTP Investment L.L.C.	c/o Promethean Asset Management L.L.C. 750 Lexington Avenue 22nd Floor New York, New York 10022 Attention: Robert J. Brantman Telephone: (212) 702-5200 Facsimile: (212) 758-9620 Residence: Delaware	$17,000,000	27.0%	72.2%	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood, Esq. Telephone: (312) 902-5200 Facsimile: (312) 902-1061

Gaia Offshore Master Fund, Ltd.	c/o Promethean Asset Management L.L.C. 750 Lexington Avenue, 22nd Floor New York, New York 10022 Attention: Robert J. Brantman Telephone: (212) 702-5200 Facsimile: (212) 758-9620 Residence: Cayman Islands	$8,000,000	12.7%	4.8%	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood, Esq. Telephone: (312) 902-5200 Facsimile: (312) 902-1061

Leonardo, L.P.	c/o Angelo Gordon & Co. 245 Park Avenue New York, New York 10167 Attention: Gary I. Wolf Telephone: (212) 692-2058 Facsimile: (212) 867-6449 Residence: Cayman Islands	$25,000,000	39.7%	15.1%	Park, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attention: Douglas A. Cifu, Esq. Telephone: (212) 373-3000 Facsimile: (212) 759-3990

Buyer’s Name	Buyer Address and Facsimile Number	Principal Amount of Initial Notes	Allocation Percentage	Reimbursement Allocation Percentage	Investor’s Legal Representative’s Address and Facsimile Number
Wayland Recovery Fund, LLC	701 E. Lake Street Suite 300 Wayzata, Minnesota 55391 Attention: Blake Carlson Telephone: (952) 345-0708 Facsimile: (952) 345-8901 Residence: Delaware	$5,000,000	7.93%	3.0%	701 E. Lake Street Suite 300 Wayzata, Minnesota 55391 Attention: Susan Peterson Telephone: (952) 345-0716 Facsimile: (952) 345-8901

Wayzata Recovery Fund, LLC	701 E. Lake Street Suite 300 Wayzata, Minnesota 55391 Attention: Blake Carlson Telephone: (952) 345-0708 Facsimile: (952) 345-8901 Residence: Delaware	$3,000,000	4.77%	1.8%	701 E. Lake Street Suite 300 Wayzata, Minnesota 55391 Attention: Susan Peterson Telephone: (952) 345-0716 Facsimile: (952) 345-8901

Cyrus Opportunities Fund, L.P.	c/o Cyrus Capital Partners, L.P. 390 Park Avenue 21st Floor New York, New York 10022 Attention: Robert Swenson Jenna Hwang Stephen D. Quinn Telephone: (212) 380-5904 Facsimile: (212) 380-5801 Residence: Delaware	$950,000	1.5%	0.6%	c/o Cyrus Capital Partners, L.P. 390 Park Avenue 21st Floor New York, New York 10022 Attention: Robert Nisi, Esq. Telephone: (212) 380-5904 Facsimile: (212) 380-5801

Cyrus Opportunities Fund II, L.P.	c/o Cyrus Capital Partners, L.P. 390 Park Avenue 21st Floor New York, New York 10022 Attention: Robert Swenson Jenna Hwang Stephen D. Quinn Telephone: (212) 380-5904 Facsimile: (212) 380-5801 Residence: Delaware	$4,050,000	6.4%	2.5%	c/o Cyrus Capital Partners, L.P. 390 Park Avenue 21st Floor New York, New York 10022 Attention: Robert Nisi, Esq. Telephone: (212) 380-5904 Facsimile: (212) 380-5801

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(c)	Capitalization
Schedule 3(f)	Securities Law Documents
Schedule 3(g)	Absence of Certain Changes
Schedule 3(h)	Litigation
Schedule 3(j)	Undisclosed Liabilities
Schedule 3(n)	Employee Relations
Schedule 3(q)	Personal Property
Schedule 3(s)	Regulatory Permits
Schedule 3(w)	Transactions with Affiliates
Schedule 3(bb)	Outstanding Indebtedness; Liens
Schedule 3(cc)	Real Property, Leases
Schedule 4(d)	Use of Proceeds

EXHIBITS

Exhibit A	Form of Initial Note
Exhibit B	Form of Additional Note
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Security Agreement
Exhibit E	Forms of Account Control Agreement
Exhibit F	Form of Guaranty
Exhibit G	Form of Pledge Agreement
Exhibit H	Form of Mortgage
Exhibit I	Form of Subscription Receipt
Exhibit J	Form of Irrevocable Transfer Agent Instructions
Exhibit K	Form of Company Canadian (Alberta) Counsel Opinion
Exhibit L	Form of Company Canadian (Ontario) Counsel Opinion
Exhibit M	Form of Company Michigan Counsel Opinion
Exhibit N	Form of Company Delaware, New York and Texas Counsel Opinion

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